PART II

An Offering Statement pursuant to Regulation A (17 CFR 230.251, et seq.) relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

SOCIAL INVESTMENT HOLDINGS, INC

2,500,000 SHARES OF COMMON STOCK

Minimum $1,000,000 – Maximum $25,000,000

This is the initial offering of common stock (the “Shares”) of Social Investment Holdings, Inc., a Florida corporation (hereinafter sometimes referred to as “SIH", the "Company, "we", "us" and "our"). We are offering for sale a total of 2,500,000 Shares of our common stock at a fixed price of $10.00 per share (the "Selling Price") for the duration of this offering (the “Offering”). There is a 100,000 share ($1,000,000) minimum that must be sold by us. The Offering is being conducted on a self-underwritten, best efforts basis, which means our officers will attempt to sell the Shares directly to friends, family members and business acquaintances, typically without the use of broker dealers. Our officers will not receive commissions or any other remuneration from any such sales. Unless earlier terminated, the Initial Offering Period will be up to nine (9) months from the date hereof unless, in the sole discretion of the Company, it is extended for periods up to a total of twenty-four (24) months (with appropriate amendments). If a minimum of $1,000,000 of Shares is not sold during the Initial Offering Period (as it may be extended), investor funds will be promptly returned, excluding interest, if any. All subscriptions during this Offering Period will be deposited in an escrow account with Colonial Stock Transfer . ( S ee “Escrow Account . ”) At the present time, there is no public market for the Company’s securities and none is expected to develop until concurrent with (or following) closing of this Offering. (See “Risk Factors - The Company intends to list Shares for trading on the highest secondary market for which it qualifies).

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in the Shares offered for sale under this Offering involves a high degree of risk. You should purchase Company securities only if you can afford losing your entire investment. (See “Risk Factors” beginning on page 7 of this Offering.)

The minimum purchase is $100; additional purchases by existing Shareholders may be made in increments of $100.

	Price to the Public	Underwriting Discount and Commissions	Proceeds to Issuer (2)	Proceeds to Other Persons
Per Share (3)	$10.00	(1)	$10.00	(4)
Total Minimum:	$1,000,000	(1)	$1,000,000	(4)
Total Maximum:	$25,000,000	(1)	$25,000,000	(4)

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(1)	The Shares will be offered on a "best-efforts" basis by our officers and, in those states where required or to supplement the self-underwritten selling efforts of our officers, may be offered through broker-dealers who are registered with the Financial Industry Regulatory Authority ("FINRA") or through other independent referral sources to the extent permitted by applicable law . As of the date of this Offering Circular, no selling agreements had been entered into by us with any broker-dealer firms. Selling commissions may be paid to broker-dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants and finders in connection with the offering of Shares. We will indemnify participating broker-dealers and possibly other parties with respect to disclosures made in the Offering Circular. We may enter into administrative and escrow agreements with FINRA member broker-dealer or other firms in connection with the Offering, for which we may pay fees and issue warrants as compensation.

(2)	The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, referral fees, selling and other costs incurred in the Offering of the Shares. (See "Use of Proceeds" and "Plan of Distribution.")

(3)	The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. (See "Plan of Distribution.")

(4)	Additional Fees for Legal Review and Opinion(s), Accounting Costs and costs related to the drafting of this Offering and Professional Services Fees should not exceed $34,000.

We are providing the disclosure in the format prescribed by Part II of Form 1-A.

Social Investment Holdings, 2121 SW 3rd Ave--Suite 601, Miami, Florida 33129 (Telephone: (305) 351-2407)

The date of this Preliminary Offering Circular is August 30 , 2017

THIS OFFERING CIRCULAR IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH, IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN. HOWEVER, THIS IS A SUMMARY ONLY AND DOES NOT PURPORT TO BE COMPLETE. ACCORDINGLY, REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING HIS INVESTMENT.

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY, OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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OFFERING SUMMARY AND RISK FACTORS

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Offering Circular. Prospective investors should consider carefully the information discussed under “Summary of Offering and Risk Factors.” An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

Advice of Forward-Looking Statements

There are various sections of this Offering Circular that contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We use words such as “believe”, “intend”, “expect”, “anticipate”, “plan”, “may”, “will”, and similar expressions (in either their singular or plural forms) to identify forward-looking statements. All forward-looking statements, including, but not limited to, projections or estimates concerning our former business or plan of operations, including demand for our products and services, mix of revenue streams, ability to control and/or reduce operating expenses, anticipated operating results, cost savings, product development efforts, general outlook of our business and industry, our business, competitive position, adequate liquidity to fund our operations, and meet our other cash requirements, are inherently uncertain as they are based on our management’s expectations and assumptions concerning such future events. These forward-looking statements are subject to numerous known and unknown risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those we anticipate and convey by the use of such forward-looking statements, and, for many reasons, are subject to certain risks. All forward-looking statements in this Offering Circular are made as of the date hereof, based on information available to us (taking into consideration that certain information is unknown or not available to us) as of the date hereof, and we assume no obligation to update any forward-looking statement or information contained in this Offering Circular.

This Summary highlights material information contained elsewhere in this Offering Circular. This Summary does not contain all of the information you should consider before investing in our common stock. Before making an investment decision, you should read the entire Offering Circular carefully, including the “Summary and Risk Factors” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the financial statements and the notes to the financial statements.

THE COMPANY

The Company was incorporated in Florida and became effective on January 27, 2017 to seek to provide a method of unifying the investment of funds within minority communities in the United States and underserved communities in Africa, the Caribbean and Latin America, to extend the economic benefits of business ownership to indigenous peoples in a socially responsible manner.

THE OFFERING

Securities	2,500,000 Shares having an aggregate offering price of $25,000,000 are being offered at $10.00 per Share (the “Selling Price”) during this Offering Period. (See “Plan of Distribution” and Cover Page.)

Offering Period

As described in greater detail in “Plan of Distribution” and on the Cover Page, the Offering begins on the date of this Offering and may continue for up to nine (9) months thereafter, unless earlier terminated. The date that (i) subscriptions for a minimum of $1,000,000 of Shares have been received and (ii) the Company has closed its initial escrow, will mark the end of the Initial Offering Period. Subject to pertinent securities requirements (including periodic amendments), the Company expects to update this Offering after its Initial Offering Period and continue the Offering (the “Continuous Offering Period”) for up to 24 months from the date of this Offering if, as expected, the $25,000,000 maximum is not achieved during the Initial Offering Period.

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Proceeds Held

All subscriptions during the Initial Offering Period will be held in an escrow account with Colonial Stock Transfer (the “Escrow Agent”). Net proceeds from such subscriptions will not be paid to the Company until the minimum offering amount of $1,000,000 has been received. If the minimum offering amount of $1,000,000 is not achieved, the related proceeds will be returned to the investors without interest. Investors are reminded that, given the duration of the Initial Offering Period, subscriptions may be held in escrow for up to nine (9) months from the date of this Offering. In addition, while it is expected that interest will be earned on escrowed funds, any interest earned will not be returned to subscribers but rather will be paid to the Escrow Agent to defray the costs of the escrow.

Minimum Subscription

The minimum purchase is $100 and multiples thereof. Any interest earned will be retained by the Escrow Agent during the Initial Offering Period. Unless there is a material change in the terms of the Offering, which is permitted only by amendment to this Offering Circular and associated Offering Statement, subscriptions are irrevocable. (See “Investment Requirements”, “Plan of Distribution–Subscriptions” and the “Subscription Agreement - Appendix III.”)

Risks and Conflicts of Interest

An investment in the Company involves substantial risks due in part to the costs the Company will incur, given the highly speculative nature of the Company’s consumer products and services business. Risks inherent in investing in the Company are discussed under “Risk Factors.”

Plan of Distribution

The Shares are being offered on a best-efforts basis by the Company through Julius V. Jackson Sr., President of the Company, and Kenneth Timbrook, Secretary of the Company. The Company has reserved the right, but is not committed to, use broker-dealers in certain circumstances. (See “Plan of Distribution.”)

Use of Proceeds

Proceeds of this Offering will be applied to certain contemplated joint ventures and/or start-ups outlined herein and for working capital purposes. More specifically, the Company intends to offer (principally through joint ventures) a range of consumer products and services relating to real estate, financial services, sustainable energy, communications and entertainment. The Company will seek to meet the expanding needs of ethnic communities for consumer products and services tailored to those specific communities with an emphasis on those products and services not readily available (or at prices typically higher than generally available outside such communities). If only the minimum Offering is achieved, the Company will concentrate its efforts in light apparel manufacturing, heritage real estate and communications projects. In the event more than the minimum Offering is subscribed, the Company intends to be more aggressive in implementing its business plan. The Company plans to expand the products and services contemplated in its business plan as revenue is earned. However, if the Company reaches the maximum offering, all of the pipeline joint venture projects are expected to be executed. Management believes that additional revenues will accrue to the minority stake holders of the ventures as well as the Company. Currently, the Company believes that revenues, asset growth as well as “market reach” will accrue to the Company and the joint venture partners. As the Company increases its revenues in the Americas and secures contracts in Africa, investment in business opportunities in Africa (where the indigenous population can participate in sub-contracting opportunities provided by the Company) will serve as the foundation for the creation of indigenous African-owned businesses. (See “Application of Proceeds” and “The Company.”)

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Post-Offering Securities Outstanding

If the $25,000,000 Offering is fully subscribed, the number of Shares outstanding will increase from 7,500,000 to 10,000,000. If the $1,000,000 minimum Offering is achieved, the number of Shares outstanding would be increased to 7,600,000. (See “Capitalization. ”)

SUMMARY FINANCIAL DATA

The Summary Financial Information, all of which has been derived from audited financial statements included elsewhere in this Offering, reflects the operations of the Company for its limited operating history as of and for the period from inception to March 31, 2017. This information should be read in conjunction with the financial statements (audited as of March 31, 2017, respectively Exhibits I and II) and “Management’s Discussion and Analysis of Financial Condition and Results of Operation”.

Current Assets	$78,964
Non-current Assets	-0-
Current liabilities	$9,813
Long Term Liabilities	-0-
Gross Profit	-0-
Net Loss	$(13,349)

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RISK FACTORS

Prospective investors should consider carefully, in addition to the other information contained in this Offering, the following factors before purchasing the Shares offered hereby. Purchase of the Shares offered hereby should be made only by those persons who can afford to bear the risk of a total loss of their investment. The Company reserves the right to reject any subscription in whole or in part.

1)	THE COMPANY, IN THE EARLY STAGES OF DEVELOPMENT, HAS A LIMITED HISTORY OF OPERATIONS AND MINIMAL CAPITAL RESOURCES, WHICH ARE NOT ADEQUATE TO FULLY IMPLEMENT ITS BUSINESS PLAN. IN ADDITION, UNFORESEEN MARKET FLUCTUATIONS CAN ADD TO THE VOLATILITY OF THE COMPANY’S FURNITURE AND OTHER WOOD PRODUCTS JOINT VENTURES PRODUCTION PLANS, WHICH COULD ADVERSELY AFFECT THE COMPANY’S CAPABILITY TO PERFORM. IF ADDITIONAL FINANCING IS REQUIRED BUT NOT OBTAINED, OR MARKET CONDITIONS DO NOT IMPROVE, THE INVESTOR RISKS LOSING ALL OR PART OF THEIR INVESTMENT. The Company is in the early stage of development and has only a limited history of operations. (See “The Company -- General” and “Conflicts of Interest.”) To the extent that the Company implements its Joint Venture production plans, fluctuations in the commodities prices, and a possible change of management within the Joint Venture partners or key personnel could cause delays in the execution of the business plan, the Company’s business could be subject to lack of materials or additional financing, should an order larger than the Company’s ability to finance could extend the time it takes for the Company to produce product as well as encountering all of the problems, expenses, delays and risks inherent in a new business enterprise (including limited capital, delays in program development, possible cost overruns, uncertain market acceptance and a limited operating history). (See also below “Risk Factors -- Reliance on Management.”) In addition, the Company’s future success will depend upon factors which may be beyond its control or which cannot be predicted at this time and could cause investors to lose all of their investment. The Company might not achieve profitability in the future. If the Company fails to achieve profitability, its growth strategies could be materially adversely affected. (See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.”) Moreover, the Company’s minimal capital resources are not adequate to fully implement its business plan. If the Company achieves only the $1,000,000 minimum associated with this Offering, the Company is expected to be sustainable for approximately 12-18 months without additional financing. Thereafter, if additional financing is required but not obtained, the investor risks losing all or part of his/her investment. Conversely, if the Company achieves the $25,000,000 maximum offering associated with this Offering, there will be no additional financing required for the foreseeable future. If additional financing in fact is required, it might not be available to the Company if and when required, or on terms acceptable to the Company. If such additional financing is not available, the Company might have to sell additional stock which might result in substantial dilution of the equity interests of existing shareholders.

2)	GOING CONCERN REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS RAISE DOUBT AS TO THE COMPANY’S ABILITY TO CONTINUE OPERATION WITHOUT FUNDS FROM THE OFFERING AND THEREFORE THE INVESTORS COULD LOSE THEIR INVESTMENT. The factors described above in “Limited History of Operations: Historical Net Losses . . .” raise substantial doubt about the Company’s ability to continue as a going concern. In this regard, see the Report of Independent Certified Public Accountants accompanying the Company’s audited financial statements appearing elsewhere herein which cites substantial doubt about the Company’s ability to continue as a going concern. There can be no assurance that the Company will achieve profitability in the future, if at all. As a result of these and other factors, there can be no assurance that the Company’s proposed activities and/or acquisition of majority ownership in the businesses of other companies will be successful or that the Company will be able to achieve or maintain profitable operations. If the Company fails to achieve profitability, its growth strategies could be materially adversely affected. (See “Management’s Discussion and Analysis of Financial Condition and Prospective Results of Operations.”)

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3)	THE RISK OF RELYING ON A MANAGEMENT TEAM WHICH HAS NOT PREVIOUSLY WORKED TOGETHER COULD CREATE INTERNAL CONFLICTS DUE TO DIFFERENT OPERATING STYLES AND PHILOSOPHIES. THE RESULT MAY STALL IMPORTANT BUSINESS DECISIONS AND CREATE POOR WORKING CONDITIONS, SUBSEQUENTLY COSTING THE COMPANY TIME AND MONEY AND RESULTING IN THE INVESTORS LOSING THEIR INVESTMENT. Although members of management have significant cumulative experience and expertise in the identification, acquisition and operation of various businesses, none of its members previously has operated such an extensive array of operations as those the Company contemplates. Investors will have no right or power to take part in or direct the management of the Company. Accordingly, no investor should purchase shares unless such investor is willing to entrust all aspects of management of the Company, including the selection of businesses and/or controlling interests in companies it may acquire, to the Company’s management. This potential risk is even more important in this Offering since the Company’s business is dependent to a significant degree upon the performance of certain key individuals, the departure or disabling of any of whom could have a material adverse effect on the Company’s performance and none of whom, until the minimum is achieved, is required to devote their services exclusively to the Company except for Julius Jackson, Sr. The loss of the services of any such key personnel could have a material adverse effect upon the Company. The Company will maintain key man life insurance of $1,000,000 on Mr. Jackson, application for which will made after the Company has raised $2,000,000 in this Offering. The key employees could leave the Company and may compete with the Company if satisfactory agreements are not developed. Therefore, the investors are at risk for losing some or all of their investment if the key employees leave the Company before the management team develops redundancy for those employees.

4)	BASED ON THE BROAD DISCRETION OF MANAGEMENT, THERE IS ASSOCIATED RISK REGARDING THE USE OF PROCEEDS, SUBSEQUENTLY CREATING AN OPPORTUNITY FOR MANAGEMENT TO DEPLETE THE OPERATING CAPITAL IN VENTURES THAT DO NOT RETURN ENOUGH PROFITS TO FUND OPERATIONS, WHICH IN TURN COULD CAUSE THE INVESTORS TO LOSE THEIR INVESTMENT. A significant portion of the net proceeds of this Company have been allocated to working capital and, among other things, to expand its contemplated real estate-related activities and/or acquisition of majority interest in joint ventures between the Company and other companies. While the Company expects to use proceeds of this Offering as outlined in “Use of Proceeds,” management of the Company retains broad discretion as to the specific use of such funds. That discretion could cause the investor to lose all or part of their investment.

5)	FUTURE EXPANSION MIGHT NOT BE POSSIBLE OR PROFITABLE DUE TO A POTENTIAL LACK OF DIVERSIFICATION OR FINANCIAL OVER-EXTENSION OF THE COMPANY WITH NO PROFITS TO REINVEST FOR SUSTAINABILITY. IN THE EVENT OF EITHER, INVESTORS COULD LOSE THEIR INVESTMENT. As a result of this Offering, the Company is expected to expand into activities in which management has not previously operated and generally experience significant expansion. This includes expansion into areas overseen by the United States Department of Agriculture (USDA) and United States Food and Drug Administration (FDA). . With no experience by the current management in this and other areas (charter school, financial services, food manufacturing and distribution, for instance), the Company could have difficulty in finding management personnel that could effectively operate the associated activities and therefore could cause the loss of the investment into those sectors. To reduce that potential risk, and to tap into pre-existing expertise, the Company will typically enter into joint ventures (in all cases other than the two listed in this Offering, having an interest of no less than 50% + 1 share) with established firms. In light of the Company’s pursuit of additional projects, activities and funding in this and future offerings, management believes the Company will experience significant expansion in the future. It is possible (as a result of these recent preliminary activities -- and potential future projects and joint ventures) that the Company’s management will be required to manage larger business operations than is historically typical. It is possible that the Company will fail at its attempts to effectively implement the organizational and operational systems necessary for optimal management integration of its expanded activities which could cause a loss of the investor’s money.

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6)	FUTURE ACQUISITIONS WITHOUT THOROUGH DUE DILIGENCE MAY RESULT IN FINANCIAL LOSSES THAT DEPLETE THE WORKING CAPITAL TO THE POINT THAT THE COMPANY CANNOT RECOVER AND SUBSEQUENTLY CAUSE INVESTORS TO LOSE THEIR INVESTMENT. To expand its market and diversify its business mix, the Company’s business strategy includes growth through acquisitions and joint ventures (again in all cases, except for the two instances reflected in this Offering, having an interest of not less than 50% + 1 share). If there are no future joint ventures or acquisitions, if there are future acquisitions that are consummated on terms unfavorable to the Company or if any newly acquired companies are unsuccessfully integrated into the Company’s operations, the investor could lose all of their money. As the Company may use equity or incur long-term indebtedness or a combination thereof for all or a portion of the consideration to be paid in conjunction with any future expansion, acquisitions or joint ventures, the Company could lose its ability to continue operations and the investor could lose their investment money.

7)	THERE IS RISK ASSOCIATED WITH INCREASED COMPETITION FROM EXISTING AND FUTURE COMPETITORS THAT MAY MATERIALLY AND ADVERSELY AFFECT THE COMPANY’S ABILITY TO ACHIEVE PROFITABILITY AND CAUSE INVESTORS TO LOSE THEIR INVESTMENT. The Company’s business plan spans construction, charter school operation, umbrella sales to a large multi-national retailer, real estate development, financial services, burial vault manufacturing and food services production, which in some cases overlap and are highly competitive. The Company faces substantial competition from a number of well-established, well-financed companies, many of whom have greater resources and are more established than the Company. Increased competition by existing and future competitors in the real estate, construction, communications and financial services sectors could materially and adversely affect the Company’s ability to achieve profitability. One example of this risk is the existence of established development and construction companies which are entrenched in the marketplace. To the extent that management of those companies decide to commit significant financial resources into developing projects for the Company’s potential targets, those contemplated projects could be done by the Company’s competitors.

8)	NO MARKET STUDIES HAVE BEEN COMPLETED TO SUBSTANTIATE THE PROBABILITY OF SUCCESS, AND WITHOUT PREPARATION OF A FEASIBILITY STUDY, THE COMPANY COULD EXHAUST ALL ITS CAPITAL TRYING TO MAKE THE BUSINESS WORK AND THE INVESTORS WOULD LOSE THEIR INVESTMENT. In formulating its business plan, the Company has relied on the judgment of its management. No formal, independent market studies concerning the demand for the Company’s proposed products and services have been conducted; however, market studies are expected to be employed in the future. Directly or indirectly, the Company will use a significant portion of the proceeds of this Offering to validate the legal and economic feasibility of its business plan. To the extent that the Company determines any or a part of its business plan is not feasible, or to the extent the Company is unable to make a determination of feasibility and/or to modify its business plan, the Company will be unable to proceed to develop in accordance with its business plan and investors may lose their entire investment in the Company.

9)	THE COMPANY’S PRODUCTS AND SERVICES WILL EXTEND TO BOTH INTERNATIONAL AND DOMESTIC AREAS, WHICH CARRY SUBSTANTIAL RISK ASSOCIATED WITH THE RESPECTIVE MARKET AND ECONOMIC CONDITIONS. DECLINING MARKET CONDITIONS MAY RESULT IN POTENTIAL DECREASED CASH FLOW AND PROFITABILITY WITH LITTLE TO NO WARNING AND MAY BE IMPOSSIBLE TO OVERCOME, WHICH WOULD CAUSE THE INVESTORS TO LOSE THEIR INVESTMENT. There is no prior proof of the acceptance of the Company’s contemplated products and services. The Company intends to commence operations at a time when the industries affected by consumer products and services are rapidly evolving and is characterized by an increasing number of market entrants. As is typical of new and rapidly evolving industries, demand and market acceptance for recently introduced products and services is subject to a high level of uncertainty and risk. Because the market for certain of the Company’s products and services is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. While it is known that consumer products and services, including those offered in ethnic markets, constitute a large and growing aggregate market for the Company’s products and services, the market may not continue to develop and may not become sustainable, particularly in view of the Company’s emphasis toward minority communities. If the market for its products and services fails to grow, the Company’s ability to establish and expand its brand identity would be materially and adversely affected.

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10)	BRAND DEVELOPMENT AND BRAND ACCEPTANCE IS DIFFICULT TO CREATE AND, IF NEGATIVE BRANDING OCCURS, IT CAN BE DIFFICULT TO OVERCOME, NEGATIVELY IMPACTING FUTURE SALES AND PUTTING THE INVESTORS AT RISK OF LOSING THEIR INVESETMENT. The Company believes that establishing and maintaining a brand identity is a critical aspect for attracting and expanding its targeted audience and that the importance of brand recognition will increase due to the growing number of competitive products and services. Promotion and enhancement of the Company’s brand will depend largely on its success in continuing to provide high quality products and services. If African-American and Hispanic and/or African-centric and Caribbean-centric customers do not perceive the Company’s existing products and services to be of high quality, or if the Company introduces products and services or enters into new business ventures that are not favorably received, the Company will risk diluting its brand and decreasing the attractiveness of its line of products and services. If the Company is unable to provide high quality products and services, or otherwise fails to promote and maintain its brand to its intended customer base, incurs excessive expenses in an attempt to improve or promote and maintain its brand, the Company’s business, results of operations and financial condition could be materially and adversely affected and investors could lose their investment.

11)	THE COMPANY IS SUBJECT TO DIRECT GOVERNMENT REGULATIONS APPLICABLE TO ITS ACTIVITIES AS WELL AS GENERAL BUSINESS PRACTICES IN ANY COUNTRY IN WHICH IT WILL OPERATE. THESE RULES AND REGULATIONS ARE SUBJECT TO CHANGE. GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES POSE A CERTAIN RISK WHICH MAY IMPACT THE PRODUCTS AND/OR SERVICES OFFERED BY THE COMPANY, INCREASE ITS COST OF DOING BUSINESS AND SUBSEQUENTLY CAUSE THE INVESTOR TO LOSE THEIR INVESTMENT. In light of laws and regulations currently applicable directly to consumer products and services, the Company is subject to direct government regulation in certain portions of its contemplated activities as well as regulations applicable generally to business. It is beyond the scope of this discussion to go into all applicable laws and regulations that may impact the Company, especially if the Company accelerates (as expected with adequate funding) its ambitious business plan. The Company will initially be subject mainly to those regulations generally applicable to business, including:

a.	Regulations regarding food services and processing will have to be met if we enter the food processing and sales business. Before the Company can prepare or sell wholesale and retail products, it must meet both the Federal Food and Drug Administration guidelines for making food products available to the public for consumption, as well as meet the Florida Health Department guidelines, including constantly passing inspections. The Company must also meet the OSHA guidelines for safety to employees of the food processing business.

b.	For the construction business, the Company must meet the regulations for having a licensed general contractor as a qualifier for the Company. Additionally, the construction company must have workers compensation insurance for injury on the job or while operating company vehicles, if the company has any. The construction company must also maintain general liability insurance, comply with the Federal Unemployment Tax Act and OSHA regulations.

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c.	If the Company enters the financial services sector as contemplated, prior to expending any funds, a thorough business plan will be required to be developed based on input from national and state lawyers and bankers. Such professionals and consultants will be engaged by the Company to ensure that both federal and state oversight responsibilities will be able to be satisfied by the Company,

d.	Indigenous Business Development in the various countries in which the Company will work is at varying stages of development. In South Africa, the Black Economic Empowerment Law is a regulation that must be met by all companies operating in South Africa. If the Company does not meet the requirements of that regulation, the Company could lose the investors’ money. In other countries, such as Angola, there is no strict requirement to follow any regulation for Black Economic Empowerment. However, the Company, without coercion, practices Black Economic Empowerment and indigenous business development. The South African government requires, under its Black Economic Empowerment Act, that indigenous South Africans must be given the opportunity to own a 26% stake in businesses operated within the country and, in addition, there must be an integration of Black South Africans within the management structure of businesses operating in that country. Continuing that exemplar, Black South African employees must be given additional time off, in excess of regular vacation time, for family emergencies beyond what is generally given within the United States. Consequently, even though the Company will identify specific rules and regulations in any country in which it will operate, those rules and regulations could change and the Company will have to respond.

e.	Moreover, if the Company in due course expands into new markets (financial services, for example), the Company will then become subject to existing laws and regulations in such market(s). For example, the Company will have to comply with Florida Financial Institution Regulation 69U-120 for Banks, Trust Companies, Savings Bank and Associations and 69U-140 for International Banks. At that time, the Company (or a subsidiary) would be deemed a financial institution, must meet net capital requirements, have the directors vetted and be approved by regulatory agencies. Similarly, notwithstanding its intention to organize a private equity fund so that the Company or any subsidiary or the fund proper are exempt from registration under the Investment Advisers Act of 1940 and the Investment Company Act of 1940, the Company recognizes that registration under these Acts may be required and will register if so required.

Moreover, a number of laws or regulations may be adopted in the future that will have an impact on the Company’s business model and operations. The adoption of new laws or the adaptation of existing laws which impact the products and/or services offered by the Company, which could decrease the demand for the Company’s ethnically-oriented products and services and businesses in African and Caribbean communities, increase the cost of the Company doing business and therefore could cause the investors to lose their investment.

12)	THE COMPANY MAY NOT GENERATE SUFFICIENT REVENUES TO BE PROFITABLE AND PAYMENT OF DIVIDENDS TO SHAREHOLDERS, IF ANY, IS ENTIRELY AT THE DISCRETION OF MANAGEMENT. DIVIDENDS MAY BE FURTHER RESTRICTED UNDER FUTURE CREDIT OR OTHER FINANCING AGREEMENT, AND SHAREHOLDERS MAY NOT RECEIVE DIVIDENDS AND/OR COULD LOSE THEIR INVESTMENT. Payment of dividends, if any, to shareholders is entirely at the discretion of management. The Company’s services and products may not be accepted in the marketplace, and there would subsequently be insufficient revenues generated for the Company to be profitable. Not only has the Company not paid any dividends to date, it anticipates that, for the foreseeable future, it will retain any earnings for use in the operation and future expansion of its business activities. Moreover, the Company may be restricted from paying dividends to its shareholders under future credit or other financing agreement(s). (See “Certain Related Party Transactions” and “Absence of Public Market and Associated Illiquidity of Shares.”)

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13)	THE COMPANY INTENDS TO LIST SHARES FOR TRADING ON THE HIGHEST AVAILABLE SECONDARY MARKET FOR WHICH IT QUALIFIES. HOWEVER, THE COMPANY DOES NOT EXPECT TO MAKE NEEDED FILINGS UNTIL JUST BEFORE THE OFFERING IS CLOSED AND, UNTIL A MARKET DEVELOPS. A PURCHASER MAY BE UNABLE TO LIQUIDATE THEIR INVESTMENT IN THE EVENT OF AN EMERGENCY OR FOR ANY OTHER REASON AND THE SHARES MAY NOT BE READILY ACCEPTED AS COLLATERAL FOR A LOAN. LIQUIDITY OF THE TRADING MARKET FOR THE SHARES AND AN ACTIVE ONGOING PUBLIC MARKET CANNOT BE GUARANTEED. IF AN ACTIVE PUBLIC MARKET DOES NOT DEVELOP OR IS NOT MAINTAINED, THE MARKET PRICE AND LIQUIDITY OF THE SHARES MAY BE ADVERSELY AFFECTED CAUSING INVESTORS TO LOSE THEIR INVESTMENT. The Company’s Shares are not publicly traded and are not likely to be traded initially. In fact, to better assure the Company attains the highest listing on an exchange or proprietary trading system, the Company will not make needed filings to create a secondary market for Shares of the Company until at least the latter stages of the Offering. While that may mean that investors may have no liquidity for some 9 months after the date of this Offering Circular, management believes the numbers of shares, investors and funds will have increased, thereby improving the Companies listing prospects. Not coincidentally, the Offering is expected to continue at the $10.00 per Share offering price here contemplated for the duration of the Initial and Continuous Offering Period. Moreover, such a publicly traded status requires the Company to enlist broker-dealers to serve as market makers. Even if found, any market maker of the Company’s Shares may discontinue such activities at any time without notice. The Company intends to list its Shares for trading on any available secondary market or quotation system essentially concurrent with when the offering’s concluded. However, until a market for its Shares develops, a purchaser may be unable to liquidate his or her investment. Liquidity of the trading market for the Shares and an active ongoing public market cannot be guaranteed. If an active public market does not develop or is not maintained, the market price and liquidity of the Shares may be adversely affected. Consequently, holders of Shares acquired pursuant to this Offering may not be able to liquidate their investment in the event of an emergency or for any other reason, and the Shares may not be readily accepted as collateral for a loan. (See “Investment Requirements.”)

14)	THE COMPANY INTENDS TO OPERATE IN DOMESTIC AND INTERNATIONAL REGIONS. CYCLICALITY OF BUSINESS AND REVENUES IN THESE SECTORS COULD BE SUBJECT TO SEVERE DOWNTURNS BASED ON MARKET AND ECONOMIC FLUCTUATIONS OUT OF THE COMPANY’S CONTROL THAT COULD RESULT IN INVESTORS LOSING ALL OR PART OF THEIR INVESTMENT. Domestic revenues of the Company, as well as those of the services business generally, could be cyclical. Despite problems in the real estate market both in housing oversupply and limited mortgage availability in the U.S., there are potential offsets in the Sub-Sahara Africa markets. However, the ease of developing and construction in the U.S. might not be replicated in the Sub-Sahara Africa market and therefore could cause the investor to lose all of his or her investment. Similarly, the automobile industry is also experiencing a slowdown. Nevertheless, for the foregoing reasons, an investor could lose all of their investment.

15)	ABSENCE OF CERTAIN STATUTORY REGISTRATION; NEITHER THE INVESTMENT COMPANY ACT 1940 NOR THE INVESTMENT ADVISERS ACT OF 1940 APPLY TO THE COMPANY; INVESTORS EXPECTING PROTECTION UNDER THOSE ACTS WILL NOT HAVE SUCH PROTECTION AND THEREFORE COULD LOSE THEIR INVESTMENTS. Neither the management nor the Company is (nor does management believe it is required to be) registered under the Investment Company Act of 1940 or the Investment Advisers Act of 1940, each as amended; therefore, purchasers of the Shares will not be afforded any protection provided by those Acts. The Company intends to examine opportunities that, if pursued, may become wholly-owned subsidiaries of the Company; alternatively, those pursued activities may take the form of providing, directly or indirectly, financing and/or providing management services to affiliated or non-affiliated companies. Under pertinent operating criteria, the Company intends to conduct its operations so that it does not come under the regulation of the respective Investment Advisers and Investment Company Acts of 1940, both as amended, in all cases, except for the two instances mentioned in this Offering, having an interest of no less than 50% + one (1) share.

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16)	THERE IS NO DIRECT CORRELATION BETWEEN THE OFFERING PRICE OF THE SHARES AND THE COMPANY’S ASSET VALUE, NET WORTH, EARNINGS OR ANY OTHER ESTABLISHED CRITERIA OF VALUE. THE PRICE OF THE SHARES IS NOT NECESSARILY INDICATIVE OF THE PRICE AT WHICH THE SHARES MAY BE TRADED. INVESTORS PURCHASING SHARES UNDER THE INCORRECT ASSUMPTION OF A DIRECT CORRELATION BETWEEN SHARE PRICE AND COMPANY VALUE COULD LOSE ALL OR PART OF THEIR INVESTMENT. The offering price of the Shares offered hereby has been determined by management of the Company and bears no direct relationship to the Company’s asset value, net worth, earnings or any other established criteria of value. Therefore, the price of the Shares is not necessarily indicative of the price at which the Shares may be traded following the consummation of this Offering. (See “Capitalization” and “Dilution.”)

17)	IMMEDIATE DILUTION WILL OCCUR; COMPANY SHARES ARE SUBJECT TO DIMINUTION OF VALUE UP TO A MAXIMUM OF 99% PER SHARE SINCE SHARES ARE NOT BASED ON THE COMPANY’S ASSET VALUE. THEREFORE, THE INVESTORS MAY IMMEDIATELY LOSE MOST OF THEIR INVESTMENT PRIOR TO COMMENCEMENT OF ACTIVE OPERATIONS. This Offering will result in immediate and substantial dilution of the net tangible book value per common share. Investors who purchase Shares offered hereby will experience immediate dilution based on the difference between the subscription price and the net tangible book value per common share. Purchasers of Shares during at least the Initial Offering Period will pay $10.00 per Share which, upon completion of this Offering, will have a net tangible book value (based on the Company’s balance sheet as of March 31, 2017, after giving effect to this Offering) of approximately $1,069,151 if the $1,000,000 Offering is achieved and $25,069,151 if the $25,000,000, maximum offering is achieved. That represents dilution of $9.86 per share (or approximately 99%) at the $1,000,000 level and $7.49 per share (or approximately 75%) at the $25,000,000 level. (See “Capitalization” and “Dilution.”)

18)	PRINCIPAL STOCKHOLDERS RETAINING APPROXIMATELY 60% OF THE SHARES MAY BE ABLE TO CONTROL THE OUTCOME OF ALL MATTERS SUBMITTED FOR A VOTE AND WILL BE ABLE TO ELECT ALL OF THE COMPANY’S DIRECTORS. SUCH CONTROL BY THE PRINCIPAL STOCKHOLDERS MAY POSITIVELY OR NEGATIVELY INFLUENCE CERTAIN TRANSACTIONS REGARDING ACTUAL OR POTENTIAL CHANGE OF CONTROL OF THE COMPANY AND SHARE PREMIUMS, AND INVESTORS MAY NOT HAVE THE ABILITY TO EFFECTIVELY CONTROL THEIR INVESTMENT. Prior to the Offering, individual officers, directors, advisors and more than 5% shareholders (the “Principal Stockholders”) owned in the aggregate approximately 79% of the Shares. (See “Security Ownership of Certain Beneficial Owners and Management.”) Upon completion of the Offering, the Principal Stockholders’ and their affiliates’ aggregate ownership Shares in the Company will permit them to retain approximately 60% of the Shares, assuming the $25,000,000 maximum is raised. Consequently, the Principal Stockholders may be able to effectively control the outcome on all matters submitted for a vote to the Company’s stockholders (particularly if significantly less than the $25,000,000 maximum is raised). Specifically, at least initially, the Principal Stockholders will be able to elect all of the Company’s directors. Such control by the Principal Stockholders may have the effect of discouraging certain types of transactions involving an actual or potential change of control of the Company, including transactions in which holders of Shares might otherwise receive a premium for their Shares over then current market prices.

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19)	ONCE A TRADING MARKET IS CREATED, ANY SUBSTANTIAL SALE OF STOCK BY EXISTING SHAREHOLDERS COULD DEPRESS THE MARKET VALUE OF THE STOCK, THEREBY DEVALUING THE MARKET PRICE AND CAUSING INVESTORS TO RISK LOSING ALL OR PART OF THEIR INVESTMENT. The Principal Stockholders, including directors and officers (among whom is Julius Jackson, Sr. and Kenneth Timbrook) may vote the Shares with beneficial ownership as of the date of this Offering, directly or indirectly, 5,955,327 (79%) of the outstanding Shares of the Company. All such Shares held by the Principal Stockholders are “restricted” and/or “control” shares as defined in Rule 144 under the Securities Act (“Rule 144”). This Rule also extends to non-affiliates of the Company with regard to restricted shares, that is, those not freely tradable. The Company can make no prediction as to the effect, if any, that sales of shares, or the availability of shares for future sale, will have on the market price of the Shares prevailing from time to time. Sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could depress prevailing market prices for the Shares. Such sales may also make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price which it deems appropriate.

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1) CIVIL UNREST IN CONGO DRC AND OTHER COUNTRIES WHERE THE COMPANY PLANS TO DO BUSINESS COULD CAUSE PROJECT DELAYS, COST OVERRUNS AND CHANGING PROJECT DELIVERABLES IMPACTING THE PROFIT MARGINS UP TO AND INCLUDING LOSS OF THE INVESTOR’S MONEY. There is no guarantee that political issues will not cause problems with the Company’s execution of its international projects. By way of example, the Company intends to engage in the timber harvesting business mentioned in this Offering by cutting logs and sawing wood in Congo DRC and selling locally and internationally. The Company also has a high concentration of its anticipated funds allocated to the timber harvesting sector. The recent peace settlement negotiations by the Catholic Bishops in Congo, to have presidential elections in Congo during 2017, might not hold and conflict could arise. The African countries that the Company plans to work in are generally stable. Even though the Company intends to have, on each overseas project, political risk insurance, inconvertibility of currency insurance and other risk mitigation strategies implemented, the investors could lose their investment due to other unforeseen problems in Africa.

21)	THE COMPANY’S OBJECTIVE TO BRING ABOUT BETTER RACE, POLICE AND COMMUNITY RELATIONS THROUGH FREE MARKET STRATEGIES IS RELIANT ON MAKING ADEQUATE PROFIT TO GIVE BOTH A RETURN TO INVESTORS AND ADDRESS SOCIAL NEEDS. ADEQUATE PROFITS MAY NOT BE MADE TO PROVIDE FOR BOTH, WHICH COULD CAUSE THE INVESTORS TO LOSE THEIR MONEY . Management intends to first preserve the Company’s capital and secondly to provide support to social activities as a social impact objective. If there are is not enough profit to provide for both a return to investors and address the social impact needs , capital will be preserved. The C ompany believes pressing race, police and community relations issues facing our country today must be addressed through the private sector. Therefore , the C ompany may not generate enough revenue to cover both a return to investors and address social needs. Further, the C ompany intends to use some of the proceeds of this O ffering on non-revenue generating activities. Therefore the C ompany’s management has a conflict of interest between generating a return for investors and addressing the social needs. The conflict may be decided in favor , in certain instances, of meeting the social needs. The foregoing risk could cause the investors to lose their money. The C ompany has expressed its mission to address police, race and community relations through this O ffering. Therefore , the Company intends to negotiate a policy with the joint venture s which will guide how management will address a shortfall in adequate profit to cover both profitability and social impact activities.

22)	RELATED PARTY TRANSACTIONS PRESENT NOT ONLY A CONFLICT OF INTEREST BUT ALSO COULD JEOPARDIZE THE PROFIT MAKING POTENTIAL OF THE COMPANY , WHICH COULD CAUSE THE INVESTORS TO LOSE THEIR MONEY . As disclosed in this Offering Circular, there are multiple instances of related party transactions with the Company and between other parties having an interest in the Company. (See “Related Party Financial Transactions.”) Related party transactions are generally any commercial relations other than in the ordinary course of business (such as compensation for services, reasonable expense allowances and the like). Such information is volunteered to assist prospective investors in a necessary understanding of the effects of the transactions on the financial statements. Transactions involving related parties cannot be presumed to carried on an arms’-length basis as the requisite conditions of competitive, free market dealings or consummated on terms that prevail in arm’s-length transactions (unless substantiated) may not exist. Indeed such disclosure is required where there is common ownership or management control where operating results could be significantly different from those that would have been obtained if the entities were autonomous. Such disclosure is required even if there are no transactions between the entities. In the event such potential conflict were to result in generating less revenue than would otherwise be the case, the foregoing risk could cause the investors to not do as well as without such related party transactions or even to lose their money. Noting that relate party disclosure constitutes only possible conflict , the Company has pursued (and, in future, intends to continue following a policy with the joint venture partners and/or directors and officers whereby transactions will be undertaken with related parties only on terms comparable to those available with unrelated parties. Given the multiple relationships outlined above, the actions by the Company should be viewed in other than an arms’-length manner. In the future, subsequent to funding, all contracts will be put out for competitive bid. Any contracts on which a Board member of any other related party might enter a bid will be awarded on the basis of lowest credible bid and the related party will not have any decision making authority in such an award.

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DILUTION

The following table sets forth the percentage of equity the investors in this Offering will own compared to the percentage of equity owned by the present stockholders, and the comparative amounts paid for the Shares by the investors as compared to the total consideration paid by the present stockholders of the Company. (See “Risk Factors,” “Capitalization” and “Description of Capital Stock” for a more complete analysis of total number of Shares and associated rights and consequences.)

	Minimum $1MM Offering			Mid-Point $12MM Offering			Maximum $25MM Offering
	No. Shares	Amount	Per Share	No. Shares	Amount	Per Share	No. Shares	Amount	Per Share
Exis ting Shares	7,500,000	$69,151	$0.01	7,500,000	$69,151	$0.01	7,500,000	$69,151	$0.01
New Shares Offered	100,000	$1,000,000	$10.00	1,200,000	$12,000,000	$10.00	2,500,000	$25,000,000	$10.00
Total Shares / Value	7,600,000	$1,069,151	$0.14	8,700,000	$12,069,151	$1.39	10,000,000	$25,069,151	$2.51
Total Offer Expens es	-	$100,000	-	-	$200,000		-	$400,000	-
Dilution per Share*	-	-	$9.86	-	-	$8.61	-	-	$7.49
Dilution Percentage	-	-	99%	-	-	86%	-	-	75%

__________________

* Reflects the per-share dilution to the new investors after the Offering. Amounts raised between Minimum, Mid-Point and Maximum will have a pro-rata dilution per S hare.

PLAN OF DISTRIBUTION

The Shares will be offered on a best-efforts, self-underwritten basis (that is without the use of a broker-dealer) by the Company during the Initial Offering Period as defined below to a maximum number of 2,500,000 additional Shares, by Julius V. Jackson Sr., President of the Company, and Kenneth Timbrook, Secretary of the Company. The Company reserves the right, but is not committed to, have an SEC registered broker-dealer and a member firm of FINRA (the “Placement Agent”) sell the Shares to supplement the self-underwritten Offering in states where registration is required. (If engaged, the Placement Agent would be paid - -out of Shares sold at any closing -- a negotiated 6-8% of the amount sold by them and we would file a post-effective amendment to this Offering.) During this Offering Period, whether the Initial or Continuous Offering Periods (as long as a secondary market for the Company’s Shares has not developed), Shares will be sold at the original $10.00 per share selling price.

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If any Placement Agents (other SEC-registered, FINRA member broker-dealer firms) are engaged to offer Shares, they will be paid a negotiated portion of the 6-8% selling commission. (In addition, any Managing Placement Agent would be reimbursed for its expenses the lesser of actual expenses or 5% of the proceeds of Offering and may be issued a negotiated number of Shares for its services to the Company.) In connection with this Offering, the Managing and any Additional Placement Agent(s), if so engaged, are underwriters as defined by the Securities Act of 1933, as amended, and the rules promulgated there under. Presently, the officers who will conduct the Offering are exempt from registration as set forth by Rule 3a4-1 of the Securities Exchange Act of 1934, in that: 1) they are not subject to the “bad boy” provisions for statutory disqualifications; 2) they are not associated persons of a broker or dealer; 3) they are not compensated in connection with their participation in the Offering by the payment of commissions or other compensation based directly or indirectly on transactions in securities; and 4) they are state qualified to the extent required.

The Initial Offering Period will be up to nine (9) months from the date of this Offering unless earlier terminated. Shares having as an aggregate selling price of $25,000,000 are being offered pursuant to this Offering Circular. Unless earlier terminated, the Initial Offering Period will be up to (9) months from the date hereof unless extended (with appropriate amendments) for periods up to a total of twenty-four months. The Company is offering a minimum of $1,000,000 up to a maximum of $25,000,000 of Shares. The date that (i) subscriptions for a minimum of $1,000,000 in Shares have been received and (ii) the Company has closed the initial escrow on the Offering, will mark the end of the Initial Offering Period. If a minimum of $1,000,000 in Shares is not sold during the Initial Offering Period (as it may be extended), investor funds will be promptly returned with no interest paid thereon. All interest earned on subscriptions will be paid to the Escrow Agent outlined below, not the individual subscribers. Similarly, if the subscription is rejected, in whole or in part within (9) months of the date of this Offering (which is in the sole discretion of the Company), the subscription funds or the rejected portion thereof will be returned within 20 days to the subscriber without interest.

This up to $25,000,000 Offering being made pursuant to this Offering Circular may be extended (again with appropriate amendments) for additional periods, once the Initial Offering Period is concluded, which in the aggregate will not exceed 24 months from the date of this Offering (defined herein as the “Continuous Offering Period).

The minimum purchase during Initial and Continuous Offering Periods is $100; additional purchases by existing Shareholders may be made in multiples of $100. Subscriptions for Shares sold during the Initial Offering Period will continue to be escrowed (see “Escrow Account” below in this section) until the $1,000,000 minimum offering is achieved. The Offering is expected to continue during the Continuous Offering Period at the Company’s $10.00 per Share selling price. Subject to pertinent securities requirements, the Company expects to update periodically the Offering after its nine (9) month Initial Offering Period -- but no more than 24 months in the aggregate from the date of this Offering -- and continue the Offering if, as expected, the $25,000,000 maximum offering is not achieved during the Initial Offering Period; in no case will this Offering extend for more than two (2) years from the date of this Offering nor will more than $25,000,000 be raised by the Company under this current Offering Circular.

No affiliate of the issuer or any other party involved in marketing of the securities reserves the right to purchase securities in order to meet the minimum purchase requirements.

SUBSCRIPTION PROCEDURE

The Company intends to use social media, published ads and personal presentations such as by attending gatherings (like annual meetings of faith groups) and appear on radio and television programs to drive traffic to the Company website, www.SocialInvestmentHoldings.com.

This Offering Circular and a subscription agreement will be furnished to prospective investors via download 24 hours per day, 7 days per week at www.SocialInvestmentHoldings.com.

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The Company website also includes marketing materials and Company information in the form of videos (including officers and directors giving interviews to journalists representing community newspapers) and written information on the Companies contemplated joint venture partners (contingent on this Offering raising the required level of funding).

In order to subscribe to purchase the Shares:

1.	A prospective investor must complete a Subscription Agreement online or in hard copy and send payment by check, wire transfer or ACH to the Company’s Escrow Agent, Colonial Stock Transfer Company, Inc. (https://www.colonialstock.com), located at 66 Exchange Place, 1st Floor, Salt Lake City, Utah 84111, Phone (801) 355-5740.

2.	Investors must answer certain questions to determine compliance with the investment limitation set forth in Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the Investor’s most recently completed fiscal year are used instead.

3.	Checks (which should be at least $100 and in increments thereof) should be made payable to: Colonial Stock Transfer Escrow FBO Social Inv., for the benefit of SIH during the Offering Period.

4.	The check and the Subscription Agreement, if completed as a hard copy, should be mailed or delivered to Colonial Stock Transfer Company, Inc. (https://www.colonialstock.com), 66 Exchange Place, 1st Floor, Salt Lake City, Utah 84111, Phone (801) 355-5740.

5.	The Stock Transfer Agent is Colonial Stock Transfer Company, Inc., which also serves as Escrow Agent in this Offering (https://www.colonialstock.com), 66 Exchange Place, 1st Floor, Salt Lake City, Utah 84111, Phone (801) 355-5740.

The investment limitation does not apply to accredited investors as that term is defined in Rule 501 under the Securities Act of 1933. An individual is an accredited investor if he/she meets one of the following criteria:

•	a natural person whose individual net worth, or joint net worth with the undersigned spouses, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and having no reason to believe that net worth will not remain in excess of $1,000,000 for the foreseeable future, with “net value” for such purposes being the value of the residence less any mortgage indebtedness or other obligation secured by the residence: but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth; or

•	a natural person who has individual annual income in excess of $200,000 in each of the two most recent years or a joint annual income with that persons spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of those levels in the current year.

An entity other than a natural person is an accredited investor if it falls within any one of the following categories:

•	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, (i) if the decision to invest is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) if such employee benefit plan has total assets in excess of $5,000,000; or (iii) if it is a self-directed plan whose investment decisions are made solely by accredited investors;

•	a tax-exempt organization described in Section 501c(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust or a partnership, which was not formed for the specific purpose of acquiring the securities offered and which has total assets in excess of $5,000,000;

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•	a trust, with total assets in excess of $5,000,000 which was not formed for the specific purpose of acquiring the securities offered, whose decision to purchase such securities is directed by a “sophisticated person” as described in Rule under Regulation D; or

•	certain financial institutions such as banks and savings and loan associations, registered broker-dealers, insurance companies, and registered investment companies.

Company management must have reasonable grounds to believe (on the basis of information obtained from the shareholder concerning his investments, financial situation and needs, and any other information known by the undersigned) that: (i) by meeting the suitability standards outlined above, the purchaser is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Offering; (ii) the purchaser has a liquid net worth or net worth sufficient to sustain the risks inherent to the Company, including losses of investment and lack of liquidity; and (iii) the Company is otherwise a suitable investment for the purchaser.

USE OF PROCEEDS

The proceeds to the Company from the sale of the Shares of common stock offered hereby (before associated organization and offering expenses) are estimated to be approximately $25,000,000 if the maximum offering is achieved and $1,000,000 if the minimum offering is achieved. (See also “Capitalization” below). The following illustrates the Company’s estimated application of proceeds (% in parentheses).

	$1,000,000		$12,000,000		$25,000,000
	Minimum		Mid-Point		Maximum
	Dollar	%	Dollar	%	Dollar	%
SIH Americas
Construction and Real Estate	$250,000	25%	$750,000	6%	$1,750,000	7%
Communications	$100,000	10%	$100,000	1%	$1,100,000	4%
Manufacturing	$100,000	10%	$200,000	2%	$5,200,000	21%
Financial Services	$0	0%	$0	0%	$300,000	1%
Funeral Services	$0	0%	$600,000	5%	$600,000	2%
Project Management Services	$0	0%	$1,200,000	10%	$1,200,000	5%
Automotive Repair/ Training	$0	0%	$800,000	7%	$1,000,000	4%
Laundry Services	$0	0%	$0	0%	$600,000	2%
Sub-Totals	$450,000	45%	$3,650,000	30%	$11,750,000	47%
SIH International
Indigenous Business Development	$100,000	10%	$6,500,000	54%	$6,500,000	26%
Financial Services	$0	0%	$0	0%	$2,000,000	8%
Sub-Totals	$100,000	10%	$6,500,000	54%	$8,500,000	34%
IPO Expenses	$100,000	10%	$200,000	1.7%	$400,000	1.6%
General & Administrative
Personnel *	$200,000	20%	$500,000	4%	$800,000	3.2%
Legal Fees	$27,000	3%	$27,000	0.2%	$100,000	0.4%
Accounting	$10,000	1%	$17,000	0.1%	$25,000	0.1%
Printing	$10,000	1%	$10,000	0.1%	$25,000	0.1%
Office	$10,000	1%	$10,000	0.08%	$25,000	0.1%
Sub-Totals	$357,000	36%	$764,000	6%	$1,375,000	5.5%
Investment Total	$907,000	81%	$10,914,000	91%	$21,625,000	87%
Working Capital	$93,000	19%	$1,086,000	9%	$3,375,000	14%
Totals	$1,000,000	100%	$12,000,000	100%	$25,000,000	100%

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__________

* There will be no compensation to officers, directors or any subsidiaries associated with the sales of this O ffering. As stated in the U se of P roceeds, once the minimum is reached, the C ompany intends to expand its activities which will require operational staff who will be compensated. At the time the minimum is reached, the initial staff, which includes four of the existing officers and directors, Ms. Jonas and Messrs. Oxendine, Timbrook and Jackson, will become salaried employees.

The anticipated application of proceeds above does not, however, include expected cash flow from, very specifically, any joint venture agreement described in the Offering Circular, each of which is expressly conditioned on the raising of adequate funding. The Company expects to receive revenues from operations; however such revenues may not be sufficient to generate a positive cash flow before proceeds from this Offering are expended. If only the minimum Offering is achieved, management believes that the Company would have adequate proceeds to fund operations for 12 to 18 months at anticipated “burn rates.” (See “Risk Factors.”)

The Company will review potential acquisition opportunities on an ongoing basis and periodically engage in discussions with acquisition candidates. The Company has not, however, entered into any definitive agreements with respect to the acquisition of any properties, projects, assets or companies, except as described in this Offering.

OUR BUSINESS

Mission:

To Utilize Business Strategies for Social Change

Vision:

Creating safe, economically thriving communities that will view the world as a place of equal opportunity and endless possibilities.

In today’s world we are privileged to have access to a wide array of information due to our technological advances throughout the decades. With these tools we have been able to learn, grow, and develop with the knowledge that can be so easily accessed. Even in this age of enlightenment, we still have economic and social tolls that hinder our communities. Socially we have shown signs of progress.

Economically that diversity rarely equates to equality. Low-income minority communities have yet to bridge the gap economically. Blacks, Hispanics, and other various minority groups seem stifled by the endeavors of their social environment. Even though most people have the tools for success this does not mean one knows how to utilize the full potential of what they hold.

The overall strategy of the Company grows out of various affirmative action experiences of the 1970s and 1980s, as well as, most recently, less than attractive relationships between police, race and community. Historically, the Company’s management has observed that ideas for improving disadvantaged minority neighborhoods have come from outside those communities and the organizations participating in these efforts do their best to help, in most instances, from perspectives that have not necessarily included the views of the most affected segments of the most affected communities. In the wake of the string of tragedies of police killings, minority community members being shot and racial overtones being associated with the recent live streamed brutal treatment of a disabled young man going viral and other situations that have been publicized over the past few years, communities locally and nationally are faced with backlash of unresolved political and socioeconomic tensions.

Our plan of action brings together our community leaders and stakeholders in an attempt to create a strategic and comprehensive solution to address the root of the issues that have arisen that could subsequently heal our communities at the core. On August 27, 2016, members of the Fellowship of Christian Police Officers, Miami Youth for Christ, newspaper publishers, members of the Coconut Grove Ministerial Alliance, Business Owners, private equity fund managers and the uncle of Corey Jones, (Corey Jones was killed by a police officer in Palm Beach Gardens, Florida), held a summit hosted by Williamson Automotive Group, and its majority owner, to seek solutions to the police, race and community relations problems we are facing today.

The ultimate goal of the summit was to identify and plan for the implementation of strategies that could lead to better police, community and race relations. Since there were participants from multiple disciplines, including the social services sectors, strategies for changing attitudes included recognition for the need of a revenue stream to implement any strategy.

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The Company’s founders, who attended the summit, recognized an opportunity to utilize some of the tools from the JOBS Act of 2010 in addressing part of the economic problems, such as difficulty for small businesses to get loans or equity to maintain, create and expand. Small Businesses are typically viewed as the backbone of developed economies. The summit participants concluded that there needed to be a company with a goal of showing measurable high social impact while concurrently making a profit, to accomplish the mission of building better race, police and community relations. Management believes Social Investment Holdings, Inc. is that vehicle.

OUR DIRECTION

In October 2016, founders of Social Investment Holdings, Inc. began researching business owners and sectors that could ultimately have broad-based, multi-ethnic ownership which could also contribute to better police, race and community relations. Both domestic and international opportunities were considered. Uniqueness, such as ethnic appeal, rare certifications, patents or trade secret advantages were considered. Most importantly, businesses or ideas with high social impact would be chosen for pipeline participation, all things being equal.

As an example, utilizing the contemplated joint venture with People Helping Each Other, Inc. (PHEO), a 501 (c)(3) non-profit organization, a natural resource such as timber, is harvested for the benefit of communities of indigenous Africans in Africa and the Africans that have migrated out of Africa, referred to as the “diaspora”, to America. The Company believes that few previously disadvantaged in sub-Saharan Africa have maximized their use of the tools and resources available to help them benefit economically or socially. Africa is endowed with vast natural resources. The Company’s intention is to coordinate the business activities that can ultimately produce high social impact and profits for both sides of the Atlantic Ocean, such as casket and furniture production in Africa and furniture, hardwood flooring, window manufacturing and cross laminated timber in America.

The profits from these type of activities could provide funding for both social, non-revenue generating activities as well as a return to the investors. PHEO, and at least two additional non-profits will be the providers of the social, non-revenue generating activities. They will respond to current events and prevention as well. PHEO will combine some of the resources of sub-Saharan Africa’s indigenous with the resources possessed by the African diaspora for the benefit of both. This strategy should offer an opportunity for the natural resources of the indigenous Africans and the access to capital and relationships of the diaspora to maximize the economic development potential.

THE BUSINESS MODEL

The Company believes that a business model that creates partnerships based on its mission statement (“To Utilize Business Strategies for Social Change”) and demonstrates a willingness to partner with experts in its field, allows the Company to have a broader impact and a more diverse and expansive foot print. We believe th ese broad-based ownership opportunities, coupled with examples of highly visible social impact activities that could retain or create jobs and build community relations, provide the maximum opportunity to maintain and expand small businesses in and around neighborhoods with a shortage of economic opportunities.

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JOINT VENTURES

The Company contemplates utilizing joint ventures as the form of these above mentioned “ partnerships ” . We have entered into 11 joint venture agreements that are contingent on the success of this O ffering. The final terms of these joint ventures will be negotiated prior to the funding and creation of these new companies. The following terms and conditions are what’s contemplated by the Company for these prospective joint venture r s , each an individual joint venture.

•	Structure – The Company would look to provide the liquidity needed to joint ventures comprised of the Company, with at least 50% + one (1) share, in most instances and companies or individuals who have the resources or intellectual property that could contribute to revenue, once we provide the needed liquidity. The Company would also invest capital to assist in the retention of small businesses through employee ownership structures.

•	Operations - Although the Company would initially be, other than in two instances, the majority shareholder of the new joint venture companies, the services and product delivery would be done by the minority joint venture partners with the technical expertise.

•	Operational Oversite - The Company (acting as a holding company and as the joint venture partner providing the funding to the joint venture relationship) would maintain oversight by requiring board seats on the joint venture companies, weekly reporting and direct involvement by the Company’s officers and regular reviews by our CEO. This degree of oversite would continue until the joint venture company is deemed by our Company CEO and investment committee to be financially stable. From that point forward, unless otherwise required, the oversite frequency is expected to be reduce d to a quarterly review. Also at this time, the joint venture would be up for review for a possible exit strategy. This strategy will be based on, but not limited to, the amount of funds invested, the financial success of the joint venture company and how best to positively impact the minority partner and the surrounding community.

•	Revenue – T he Company expects to receive monthly administrative and development fee s f rom th ese joint venture s , based on an amount to be negotiated during the finalization of each joint venture company . The amount of this fee would be determined based on each individual joint venture ’ s growth rate and potential and would also be carefully concluded so as not to negatively impact the joint venture ’ s growth . Th is fee will continue for a five year period. The Company believes that this model allows for more reinvestment back into the joint venture companies. At the end of the five year period, the Company will decide , at its own discretion, if a dividend or other form of profit sharing i s warranted.

There are excellent opportunities for the Company to provide a bridge to companies that aren’t able to get bank loans but have revenue that can be maintained and increased. Therefore, the faith community (through churches) will be sought as collaborators for this initiative which will include, but not be limited to, maintaining and expanding businesses that may have reached their sunset without a succession plan.

The Company’s principal founders believe that it is possible to provide services and develop businesses that build both self-esteem and entrepreneurial know-how within minority communities and villages, while concurrently bringing economic and social benefits into those neighborhoods and villages, creating socially responsible profits for the Company.

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AFRICAN BUSINESS STRATEGY

Many American businesses seem reluctant to seek entry into the African markets. In most cases, those markets are dominated by firms representing former colonial powers. In many cases, these firms are actually not well accepted, but tolerated when there are no other alternatives. The organizational activities and investigations discussed below have indicated to the founders of the Company that American firms are embraced and sought after by many indigenous Africans.

While the risks in Africa are higher than in the U.S., the potential returns are also higher and the Company’s mission seeks to address many of the issues that constrain business ownership and growth of companies owned by previously disadvantaged people. These anticipated higher returns are expected to result from the absence of extensive competition for these opportunities and the reasonable expectation that effective application of American technology and capital to these opportunities will generate returns in excess of those available in the U.S. (often characterized by fierce competition among relatively equal competitors). These higher profits would permit a company such as SIH to generate reasonable returns for investors while, at the same time, developing training opportunities and sustainable business ventures for the previously disadvantaged population.

By way of example, the Company, through a joint venture, if the maximum is raised in this Offering, intends to partner with indigenous South Africans providing solar hot water heaters which will reduce the consumption of electricity and provide a longer warranty than existing water heaters in the market. As the cost of electricity is much higher in Africa, the savings should be greater from the reduced use of electricity. The Company will provide manufacturing, sales and installation training to create more entrepreneurs in Africa, which the Company believes will produce higher profits in Africa than in the U.S.

There are opportunities supported by numerous strategies on the continent of Africa such as the Broad-Based Black Economic Empowerment program of South Africa that promotes economic participation by indigenous Africans. These special programs give preferential treatment to the local population for every sector of the economy. Since there presently is a shortage of investment capital and expertise among native Africans, it is management’s opinion that investors from the U.S. (through the Company and related joint ventures) will be able to provide capital, technology and know-how for these opportunities and thereby profit from this contribution.

The Company believes these projects are socially responsible and have the potential to be economically beneficial to members of minority and faith-based communities that are currently limited in opportunities. Specifically, the Company intends to participate in projects in the U.S. that will not only benefit these communities (the target market), but is expected to provide a steady stream of cash flow to invest in economically impoverished communities in Sub-Sahara Africa, the Caribbean and other areas.

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Diversity and Structuring Example of SIH Mission Focused Business Strategy

MANAGEMENT PHILOSOPHY

There are certain key corporate and management philosophical tenets that the Company’s founders believe are key to the long term success of the Company:

▪	To achieve commercial success in its individual investments or businesses (through joint ventures it owns and manages), the Company, except for two instances, will have majority control (at least 50% plus 1 share) of these operations.

▪	The Company will remain focused on the vision to build better police, race and community relations to foster the development and maintenance of broad-based, multi-ethnic business opportunities for the African-American, Hispanic and the broader, non-minority communities. It is in the long term best interests of the Company, both for its own growth and in developing the potential for the joint venture companies, to develop strategies to maximize overall community ownership participation through as many broad-based business activities as possible.

▪	A certain portion of the Company’s annual profits, either by percentage or an absolute dollar amount, if available, will be dedicated for reinvestment in business opportunities in Africa and the U.S. Hence, some projects will be selected based upon the opportunities, for sustainable development, long term local employment and needed social benefits for the local populations, rather than simply the specific level of returns.

▪	A key component of success in Africa will be through a mentoring program where management skills from successful U.S. operations are expected to be transferred to fledgling businesses in Africa.

▪	To initiate meaningful improvement in the poverty level of Sub-Sahara Africa, U.S. companies must assist in the development of enterprises that convert natural resources on the continent while concurrently reducing the outflow of funds.

PHILOSOPHY FOR AMERICAN AND FAITH-BASED OPERATIONS

In summary, the Company’s philosophy and objectives for its domestic operations are derived from the following key assumptions:

▪	Members of the African-American community that have an affiliation with the various traditional black churches (faith-based communities) have higher disposable incomes when compared to other segments of the target market.

▪	Potential shareholders of the Company are African-Americans, Hispanics and non-minorities of the faith-based communities. We believe they can benefit from the dividends and distributions from the contemplated profitable operations of the Company, and the anticipated, attractively priced goods and services to be offered by the Company.

▪	These faith-based communities have a natural and highly developed membership organization and communication network, established principally through individual churches and ministries. A range of products and services tailored to their needs, in management’s opinion, have not been consistently and comprehensively offered nor delivered through black and/or Hispanic-owned or managed businesses on a nationwide or even regional scale.

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▪	Faith-leaders have recently begun embracing more business principles for generating revenue needed to fill the gap left by reduced social programs and have begun programs for saving small family owned businesses in their communities where there is no succession plan in place.

▪	The Company intends to develop aggressive marketing campaigns to reach this large and relatively better-off niche of the African-American and Hispanic, faith-based communities.

PHILOSOPHY FOR INTERNATIONAL OPERATIONS

The Company further believes that African-Americans and Hispanics have a substantial desire to support development and economic growth in Sub-Sahara Africa and the Caribbean. These desires, management believes, are based on the fact that the origins or “roots” of these members lie in the various nations that make up those regions. The phenomenon is evidenced by the wide variety and number of individual missions and charitable operations in Sub-Sahara Africa that are currently funded or otherwise supported by African-American faith-based communities and, in the Caribbean, by the Hispanic faith-based communities. The Company believes it can further develop and support this genuine and sincere concern for the welfare of the population of Sub-Sahara Africa and the Caribbean in a new and different way. This way pairs economic growth with development and expansion of business opportunities in the private sector.

The Company’s philosophy and objectives for its international operations are derived from the following key assumptions:

▪	Africa is a destination for significant aid and development moneys intended to assist the nations of Sub-Sahara Africa in fostering economic growth. Likewise, the Caribbean is a destination for significant aid and development moneys for the support of families and communities in the region. As the Company identifies companies or individuals with the potential for operating companies in sectors where the need is greater, such as infrastructure, roads, ports, municipal services and similar sectors, we will work to create an environment that should promote private businesses and help them operate more effectively and profitably; and

▪	With sufficient care in selecting investments, management believes the Company can generate at least competitive rates of return on investments in Sub-Sahara Africa and the Caribbean.

OPERATIONS & MANAGEMENT

The Company will manage all operations from its head office in Miami, Florida. This corporate structure will include responsibility for:

▪	SIH Americas - oversight of all projects and businesses located in North America, the Caribbean and Central America.

▪	SIH International - oversight of all projects and business located outside of the Americas and the Caribbean.

▪	Administration - oversight of all financial, operating data, marketing, systems, human resources, record keeping, compliance with government regulations and filings, corporate documents and company reports for all entities owned by or in which 50% plus one (1) share or more ownership interest will be held by the Company.

▪	Corporate Finance - asset acquisitions, due diligence, asset valuations, reporting, acquisitions and/or joint ventures, legal advisory, financial and debt structuring, corporate coordination, new project management, portfolio management by region, analysis by sector, active representation within portfolio investments and investment committees.

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The Company intends to consider, in addition to those outlined in this description of “Our Business,” other development projects and intends to take advantage of opportunities as they arise, thus providing income and asset growth for its shareholders based on its planned investment and development strategy. The Company intends to develop strict guidelines for investment, first considering preservation of capital, then equity participation (always, except for the two instances mentioned in this Offering Circular, obtaining at least a majority interest in any project or business unless a related party has a majority interest) and liquidity. In most situations, it will maintain a preferred position with emphasis on an exit strategy with earnings and a residual equity position. Management intends to fund projects strictly based on satisfactory completion of appropriate due diligence and based on generally accepted investment guidelines as they may evolve over time. At least initially, any specific opportunities pursued will relate to automotive repairs, media, financial services, construction, real estate development, manufacturing, funeral services, sawn timber, logs sales and communications activities.

The projects and diverse activities contemplated by management are inherently risky. The risks could cause the investors to lose part or all of their investment. Potential investors are advised to consult their own legal and accounting counsel as to their suitability for investment in the Company. (See “Risk Factors.”)

Management believes that the principal criteria for success in the Company’s business is responsiveness to the needs of the targeted consumer, referral sources, quality of service and the ability to establish and maintain effective relationships with the principal referral sources in each of the communities in which it will be operating. We believe the Company’s personnel will have extensive experience and training in the strategies necessary to ensure the best implementation of the strategies to achieve the goals of the Company. This experience and training will provide (in our opinion) a potential for growth of the Company, allowing it to market and deliver its services to a broad range of members of the emerging domestic and African markets. In this manner, the Company should be able to provide goods and services to the communities inhabited by indigenous Africans, blacks and Hispanics (the two predominant minority groups in the U.S.) as well as the broader markets in a very cost-effective and quality manner.

AMERICAN OPERATIONS

Our Miami, Florida office will serve as the Company’s headquarters and the office for its SIH Americas division. Immediately following this Offering, the Company will begin a comprehensive program of inclusion by means of joint ventures with companies designed to target minority citizens in specified cities, specifically working with church members and individual churches representing The Church of God in Christ, The African Methodist Episcopal Church in both the United States and Africa; the Caribbean Conference of Churches based in Trinidad; The National Baptist Convention, The Lutherans, who helped many Blacks in Africa who needed it, regain their land, The Church of God and non-denominational faith-based organizations.

The Company will make a number of investments in North America with the following objectives:

a)	Joint venture with companies and individuals that will allow for broad-based minority and faith-based community ownership of businesses. Preference being given to business opportunities where ownership is shared at least 15% with workers.

b)	Capitalize on the vast, unfocused purchasing power of the Company’s shareholders and target market.

c)	Operating businesses with baby boomer ownership and no succession plan or retirement plan for the existing owner(s).

d)	Operating businesses where existing owners do not have access to bank loans.

We will initially concentrate on joint venture projects that have a real estate or other asset component that will not negatively impact the Company’s balance sheet.

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Additionally, the Company intends to enter, when either funds are raised from this Offering or revenue from operations are adequate, the financial services sector. These products and services will initially be marketed to members of the African-American and Hispanic communities. A more specific focus will be on faith-based communities while seeking, over time, to continuously broaden the range and depth of products and services offered to the broader communities. The Company believes this is the appropriate strategy based on the following factors:

a)	Management’s view that there is a lack of unity of economic resources within minority communities at present;

b)	There has been a significant reduction (or even elimination) of many affirmative action initiatives in the U.S. over the past few years;

c)	Through the JOBS Act, there can be more financial resources made available to entrepreneurs who are more suited to equity than the limited, if available, debt instruments.

d)	Management believes it can pursue a significant niche resulting from consolidation in the financial markets and an associated desire to achieve ever higher economies of scale, without consideration of the unique needs and product requirements of minority groups;

e)	Concurrently, there has been a corresponding centralization of decision making, hiring requirements and outsourcing to the cheapest provider, regardless of community affiliation, implying to the small entrepreneur that the odds of being successful as an independent are against him;

f)	The cost-effectiveness and short term expense of expanding into new minority and fringe neighborhoods; and

g)	The fact that there is limited competition, where the focus is on keeping more of the financial resources within the communities through community ownership and building better race, police and community relations through the model.

As service and product offerings are developed (assuming adequate funding from this Offering) the Company will begin its roll-out to faith-based and minority communities, taking initial advantage of concentrations in Florida, Georgia, New York, South Carolina, North Carolina, Tennessee and California. As rapidly as possible thereafter, the Company believes these opportunities could also spread to other states throughout the United States.

American Joint Venture Sectors (Contingent on raising adequate funding)

1.	Manufacturing: Manufacturing jobs over the last two decades, have left many communities struggling to maintain equilibrium, as many companies shipped their operations overseas. Over the last two or three years, higher wages overseas have made some jobs in the USA, competitive again. According to a PEW Research study published in October 2016, Americans think the responsibility for preparing and succeeding in today’s workforce starts with individuals themselves: roughly seven-in-ten (72%) say “a lot” of responsibility falls on individuals to make sure that they have the right skills and education to be successful in today’s economy; and 60% of people believe public K-12 schools should bear a lot of responsibility for the dearth of jobs.

These views differ on the roles that other entities, such as companies and different levels of government, should play in preparing people for the workforce. SIH believes leadership by the faith community, focusing on areas where manufacturing can be competitive when brought back to the U.S., could increase the number of small businesses for individuals who have an interest in taking some of those jobs with the potential of becoming employee owners of those small businesses. Therefore, the Company has chosen the manufacturing of solar hot water heaters (that have appeal both domestically and internationally) as one of the potential joint venture opportunities.

Additionally, the Company intends to enter into joint ventures with Eurena’s Fashions International and Madison Lily LLC which firms are the manufacturers and designers of clothing and a unique baby bag utensil carrier. Together, they possess the industrial sewing machines, design experience and manufacturing space where minority women are being taught how to cut and sew garments and accessories.

The Company has allocated the following proceeds for this sector: $100,000 at minimum, $200,000 at mid-point and $5,200,000 if the maximum is raised.

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2.	Construction and Real Estate: The Company will target areas where gentrification is occurring and work with members of the groups being displaced to help them secure a piece of the future for the area they have called home for decades. Kristin Kitchen (a developer of real estate sites with high historical value to the Black community) and Dr. Marvin Dunn (former professor at Florida International University and author of two books and executive producer of documentaries on high profile stories and sites relevant to Black Americans) will lead the initiative to develop real estate in Miami and Rosewood, Florida, as well as other geographic areas with high historical value to the Black community.

A hotel in the oldest area in the city of Miami (which thrived before the interstate highway separated the community) is one of the projects planned for a joint venture between the company and the developers. Robert Curbelo, a director of the Company and project manager for well publicized projects in south Florida, will serve as project administrator, if the Company raises the funds contemplated in this Offering.

The Company will focus on both new developments and housing programs that are designed to upgrade blighted communities utilizing Community Reinvestment Act funds, Community Redevelopment Initiatives and other available incentive programs in the U.S. The Company plans to utilize empowerment zones, tax credits, tax-exempt bond financing, community second mortgages and down payment assistance programs in its efforts to be more responsive to the financial needs of previously underserved communities. Through this Offering, members of the community will have an opportunity to both own stock in the Company and utilize its services to acquire homes and expand businesses.

The Company will also, through its contemplated joint venture with People Helping Each Other, Inc., a non-profit corporation, engage in real estate development projects on land owned by the non-profit which could accommodate an assisted living lacility in Palatka, Florida. The Company also intends to build-out and lease property for a charter school through a joint venture, which will focus on science, technology, engineering, mathematics, arts and aviation. The property to be built-out will use some of the real estate which will be owned by People Helping Each Other, Inc. The building in which the contemplated charter school will be located, has more than 70,000 square feet under roof, a working indoor Olympic size swimming pool, a fitness center, incubator space for start-ups and small businesses, cat-5 cable infrastructure for computer or call center, an exhaust system that complies with OSHA requirements for cosmetology activities, classrooms and a chapel. All of these sectors could, if operated successfully, contribute to the revenue stream of the building. Additionally, the Company plans to negotiate with two of (Florida’s) Putnam County largest employers to provide a feeder education program to help replace their aging cadre of employees. Assuming the availability of adequate funds from this Offering and after completing the initial start-up projects in Palatka, the Company intends to redevelop additional property here and elsewhere gentrification is occurring. The Company intends to create joint ventures with existing residents maintaining an ownership stake in the redevelopment in a manner that allows them to earn returns from their equity involvement.

The Company will also rely on the construction expertise and development experience of some of the Company’s investors who have been involved in construction and real estate development sectors for more than 30 years. This includes the Keyes Company, a well-known company in the Florida real estate business for more than fifty years, whose owner is also a member of the Company’s founding group.

The Company has allocated the following proceeds for this sector: $250,000 at minimum, $750,000 at mid-point and $1,750,000 if the maximum is raised.

3.	Communications: Although minorities currently make up approximately 48 percent of the U.S. population, they own only 2.5 percent of approximately 11 thousand licenses commissioned by the Federal Communications Commission (the “FCC”). As reported by The Wall Street Journal and other sources, rule changes by the FCC, adopted in December 2007 would allow the Company to consider an investment in the new opportunities (provided the Company is adequately successful in its Offering).

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Finally, digital technology is revolutionizing the telecommunications industry and there is opportunity for minority-controlled companies with experience and access to capital to own some of this new spectrum as the next generation of broadcast and telecommunications service providers. Major corporations are seeking to establish mutually beneficial relationships with minority-controlled companies with experience and access to these new communications licenses. Moreover, urban and inner-city markets continue to attract increasing amounts of advertising revenue and continue to reflect larger percentages of minority populations. The Company will seek to capitalize on these economic and demographic trends by taking (except in rare cases) a majority ownership stake of 50% plus one share in a joint venture with National Black News Radio TV, which have agreed to form a joint venture with the Company in the U.S. and internationally (again assuming the funds are raised in this Offering). The Company, upon reaching the maximum in this Offering, intends to implement the joint venture with the two companies, which collectively have the expertise in the entertainment and communications industry and will insure that the laws, regulations and oversight that the Company must take into account are complied with. The Company will utilize this joint venture to create content for distribution on social media, Black oriented radio, newspapers, international networks and its own website.

The Company has allocated $1,100,000 for this sector if the maximum Offering is reached. However, if only the minimum or mid-point is reached, the Company will only allocate $100,000 to this sector and not pursue a more comprehensive array of services through this sector in the near future.

4.	Financial Services: The Company also intends to execute a joint venture agreement with Keyes Insurance as an entry into the financial services sector. Keyes will also work with the Company in creating additional financial services for the Company’s target market and will seek a joint venture with a community development financial institution which could offer additional products and services to the Company’s target population. A consultant will be engaged to assist the Company in that effort as well.

The Company recognizes the complexity of this sector but management believes it has significant potential for providing better services and products to the minority communities that constitute the Company’s emphasis. Several credit unions established by churches are expected to be recipients of Company products and services envisioned. The initial strategy expected to be pursued will involve the creation of a joint venture with a community development financial institution.

The Company intends to leverage U.S. government programs to better serve this market niche and provide the financial literacy products that will allow these consumers and business owners to be able to manage and use money more effectively. By combining with a strong and recognized institution, the Company believes it can provide financial literacy programs to address some of the root causes of the minority community’s financial woes.

The Company intends to offer, through its joint venture with Keyes Insurance, a range of insurance products avalable both domestically and internationally. This will act as a catalyst to produce high social impact through its activities. In December 2015, the U.S. Department of the Treasury and the U.S. Agency for International Development (“USAID”) hosted the Financial Inclusion Forum. This forum highlighted the lack of access to safe and affordable financial services for everyone. A number of participants made announcement about specific ways that they could accelerate progress on financial inclusion efforts in the United States and worldwide. The Company intends to address some of the needs discussed during the forum by initially focusing on an insurance services joint venture. Upon stabilizing that joint venture, the Company intends to expand into additional financial services.

If the Company raises the minimum or mid-point Offering, there will be no investment in this activity. However, if the Company reaches the maximum in this Offering, the Company intends to invest approximately $300,000 in this joint venture and pursue a collaborative effort with the Financial Inclusion Forum, as we both have recognized and are intending to provide access to safe and affordable financial services for everyone. The Company’s management believes the amount planned for investment in this sector will be adequate to commence its contemplated domestic insurance operations.

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5.	Funeral Services: The Company recognizes the potential for a continuous pipeline of customers for this business sector. According to a report issued by the Cremation Association of North America, cremation rates have increased 12 fold over the last approximately 50 years to more than 45% of deceased remains disposal. Cremation is a lot less costly than in-ground burial and therefore has become a more popular disposal method in the Black community than it was before the big recession. The cremation disposal method is expected to overtake the in-ground burial rate within the next 12 years according to the National Funeral Directors Association. Therefore, the Company has agreed to create a joint venture with Range Funeral Home (“Range”), one of the oldest and better known funeral service providers in the state of Florida. The joint venture with Range is expected to allow for the funding of a crematorium and burial vault manufacturing facility that should produce a full service, vertically integrated funeral home through the contemplated joint venture company.

This joint venture is expected to financially benefit both parties in the joint venture company . If the minimum is reached in this O ffering, there will be no funds committed in this contemplated joint venture. However, the Company will contribute $600,000 in this joint venture once the Offering mid-point is reached.

6.	Automotive Repair and Training: The automotive repair sector is an area that the Company believes can be very impactful to the minority communities as well as a good revenue producer. The automotive repair industry represents a prime example of the need for vocational and technical on the job training. With the auto industry becoming extremely high tech, the Company believes that, although many in our minority communities have the passion for working on automobiles, they lack the level of training required to be successful in this sector. The Company believes that a curriculum focused on auto repair, people and business skills will create the basis for future minority business owners in this sector.

The Company has entered into an agreement to create a joint venture with an automotive repair company that has been in business for over thirty years and has a passion for teaching the younger generation the automotive repair trade. If the Company is successful with at least a mid-point raise and successfully negotiates the creation of a joint venture, the current location in Interlachen, F lorida will be expanded into an a utomotive t raining c enter. As the training center produces graduates, the joint venture company would begin opening automotive repair centers in other minority communities or areas that serve these communities. Over time, these graduates would earn an ownership stake in these companies in a contemplated employee ownership model.

These auto repair centers would be a combination of new start-up businesses and acquisitions of existing business that fit into the Company’s mission. The joint venture company would first look to open these repair centers in communities around Florida and then , with sufficient capital, across the U.S. The joint venture would also look to designate key automotive repair centers as training centers as well.

If only the minimum Offering is raised, there will be no funds committed to this sector. If the mid-point is reached the Company will invest $800,000 and , if the maximum is reached, the Company intends to commit $1,000,000.

7.	Call Center Operations: The Company intends to take advantage of as many cost savings measures as possible while concurrently entering business sectors that offer the greatest opportunity for large numbers of employees. Understanding the large numbers of U.S. companies that have outsourced services to foreign companies, the company believes that it can provide the funding necessary to operate a joint venture with the highest quality service using American employees. The Company expects the joint venture call center operations will service all of the companies in which the Company expects to commit capital raised in this Offering. The Company also believes that a high quality call center will reflect positively on the additional outside companies to which the joint venture company will provide service. According to Datamonitor, an international company providing market intelligence, projections show a 20% increase in home-based call agents, year-over-year from 2009 to 2012, with call centers moving away from brick and mortar facilities. The Company intends to maximize jobs through this joint venture call center business.

The C ompany will commit funds to this joint venture if only the minimum is reached. However, the Company intends to commit $200,000 in this joint venture at the Offering mid-point.

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INTERNATIONAL OPERATIONS

The Company’s philosophy and objectives for its contemplated international operations are derived from the following key assumptions:

▪	Africa, to date, has been moving towards being a destination for significant aid and development moneys intended to assist the nations of Sub-Sahara Africa in fostering economic growth.

▪	A significant portion of these moneys are designated to be spent on infrastructure, such as roads, ports and municipal services that will create situations in which private businesses can operate more effectively and profitably.

▪	In many African countries, in response to prodding and support from the U.S and other developed countries, there has been a significant improvement in governing, in maintaining fiscal discipline and in supporting activities that are beneficial to all citizens of these countries, rather than an elite few.

▪	Over the next several years, the Company believes an atmosphere will be created in many African nations that will be receptive to private investment and support public-private (or strictly private) opportunities to provide basic goods and services.

▪	With sufficient dedication of resources and management’s time and effort, the Company expects to identify and participate in some of these commercially-oriented opportunities with the support of U.S. government agencies and programs such as USAID, the Oversea Private Investment Corporation or the U.S. Export Import Bank--or their multilateral counterparts. Such partnerships can significantly mitigate commercial and country risks in investing in these commercial opportunities.

▪	Over time and with sufficient care in selecting investments, management believes the Company can generate a superior return on investment from its investment activities in Sub-Sahara Africa.

▪	A portion of the Company’s annual profits, either by percentage or at an absolute dollar amount, if available, will be dedicated for reinvestment in business opportunities in Africa, in order to generate sustainable development, long-term local employment and/or needed social benefits.

▪	Newly enacted laws on the continent of Africa require businesses to have significant ownership by indigenous Africans for the companies to do business with the governments, specifically Broad-Based Black Economic Empowerment which began in October 2014. (See Proclamation by the President of the Republic of South Africa, “Commencement of the Broad-Based Black Economic Empowerment Amendment Act, 2013 (Act No. 46 of 2013).

Indigenous Business Development

Within Africa, newly identified business opportunities are being made available by national governments to indigenous African companies and entrepreneurs in sectors such as road building, truck and train transportation, mining, house building and a host of other sectors. Support for these fledgling companies can be executed by the Company through investment and joint venture arrangements. The Company has also explored and can access expertise from U.S.-based companies and other resources that would increase the probability of success by the previously disadvantaged local enterprises. This approach differs from historical practices which have been to develop a program for the developing countries, especially Africa, with little meaningful local company input and involvement.

Over the past four years, principals and/or board members of the Company have developed relationships with key individuals within various countries on the continent of Africa who have a genuine interest in working with a company from the U.S. that can bring expertise and resources from U.S. government agencies such as the Overseas Private Investment Corporation (OPIC), the U.S. Agency for International Development (USAID), Export-Import Bank and The Millennium Challenge Account (a U.S. Government entity unrelated to the Company), as well as resources, both people and finances, from a number of corporate and financial institutions.

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These resources are compatible with or enhanced by the following factors:

▪	Newly enacted Broad-Based Black Economic Empowerment (B-BBEE) laws on the continent of Africa.

▪	The slow pace at which the larger companies, both local national and multinational, are responding to the requirements of the new laws with concurrent unavailability of capital for indigenous Africans.

▪	The increased emphasis on supporting the development of sub-Sahara African countries from all areas of the developed world (but especially the U.S.) by expanding trade and investment opportunities in these counties. In addition to existing programs supported by USAID, the Millennium Challenge Corporation (a U.S. Government entity) continues to provide financial assistance to countries that have significantly demonstrated a willingness to provide transparent government and social programs that support the general native population. Other U.S. government agencies such as the Ex-Im Bank, OPIC and the Trade Development Agency (“TDA”) have also increased their focus on Sub-Sahara African over the past few years, adding an element of short and long term financing capital and technical support for projects identified within the region.

The Company will identify U.S. businesses with the requisite expertise, create a business execution joint venture company, majority owned by the Company, and have the minority company with the expertise, perform as project managers. The indigenous companies will perform at least 30% of the work or services to be performed in all sectors being executed under the agreement. The target of at least majority ownership by indigenous Africans is expected to be achieved within five years of the creation of the joint venture.

The Company believes that the needs and desires of the residents of African countries are not significantly different than those of its potential clients in North America, namely: affordable housing, decent jobs, access to reliable communication systems, banking and insurance products and services as well as the ability to purchase needed goods at fair prices. As the Company develops the capabilities of its American operations, it will also create the opportunity to transfer and deliver similar capabilities to its potential clients in Sub-Sahara Africa. For example, in November 2013, Overseas Private Investment Corporation launched a 500 million dollar Innovative Financial Intermediary Program, designed to help U.S. Companies assist overseas companies in their development and also increase the export of U.S. based company’s intellectual property and products, which will also provide the potential for increased business in the USA.

Given the foregoing, a certain percentage of the capital raised through this Offering will be devoted to forming joint ventures, which would allow for investments in or the development of certain African-based businesses or targeting opportunities in individual for-profit projects or other Joint-venture opportunities in Sub-Sahara Africa. The Company is committed to creating and evolving a comprehensive, integrated strategy for the development of sustainable projects, including:

▪	Addressing the critical housing shortage in Africa.

▪	Promoting job creation in the construction industry and home component manufacture.

▪	Developing a mortgage financing system for broad-based access within Africa.

▪	Investing two million dollars in a private equity fund to invest in companies domiciled in developing countries.

▪	Establishing offices in each African country where the Company then has projects, creating a local company in which there is a domestic broad-based ownership structure.

The Company, if it raises sufficient funding, intends to make a number of investments in Africa and the Caribbean with the two-fold objective to:

▪	Acquire operational assets that will extend its U.S. activities into complementary African and Hispanic businesses, initially focusing upon providing property management and analogous financial services capabilities.

▪	Creating joint ventures with controlling interests in property development companies that control commercial and affordable housing projects.

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International Joint Venture Sectors (Contingent on raising adequate funding.)

1.	Timber Harvesting: One of the primary sectors for indigenous business development is in the timber harvesting sector. A joint venture contemplated between the Company and People Helping Each Other, Inc. will allow the Company to have more than 51% controlling interest in a timber harvesting and forest management company with more than +/-475,000 hectares of hardwood timber concessions from which at least 100,000m3 per year can be harvested. The concessions have over twenty-four years remaining on the concession permits. The Company, for the purpose of bringing the required expertise to the timber project, is contemplating a joint venture with Iona Management Group (“IMG”). IMG, with more than 40 years of timber harvesting and forest management experience, will manage the timber harvesting, forest management and indigenous training, for the Company. IMG has proven capabilities in providing clients with high quality, high value services in the woodworking industry, logging/timber harvesting and forestry management projects world-wide. Their services include but are not limited to: consulting, logistical planning, equipment sales and installation, market feasibility studies, personnel recruitment and training, with complete mill turn-key construction and local employee training. IMG’s hands-on approach provides clients with tightly managed and cost effective projects. IMG uses multiple resources, working closely with their customers to develop better wood processing solutions. Research and development are focused on production efficiency and competitive end products. IMG has worked with domestic and international grading rules, lumber, logs/timber, poles, plywood, veneers and all waste/by-products that can be converted into electric power or other beneficial or cost saving uses. Their network of global associates enables them to stay abreast of current market prices and conditions, regulations and trends.

Another important aspect of this project is the training and employment of indigenous Africans that will be done on projects contracted by the Company’s joint ventures. Additionally, to increase involvement of the Indigenous Africans, harvesting equipment will be purchased by the Company and rented to those Indigenous companies sub-contracting to the Company. With the timber concession definitive agreements with Bandundu province in the Democratic Republic of the Congo expected to be executed concurrent with the funding of the joint venture, the Company will have additional opportunities to increase the number of African-owned businesses as well as increase the number of indigenous Congolese being employed. If only the minimum is reached, in this Offering, there will be an investment of $100,000 in this sector. If the mid-point or the maximum is reached, the Company intends to invest $6,500,000.

2.	Financial Services: Throughout much of Africa, substantial amounts of both income and time are spent by workers cashing their paychecks since banking services are virtually non-existent outside of city centers. In addition, historically, the only savings product available to many residents is a simple savings account, inadequate to accelerate wealth accumulation. Likewise, the principal life insurance product has been an expensive whole life insurance policy that often covers little more than burial costs of the policy holder.

Housing Finance: The Company intends to extend the U.S.-based programs designed to promote financial literacy and homeownership to better serve the homeownership demands of the Sub-Sahara Africa population. In Africa, the lack of a developed mortgage and securitization market has been a barrier to home ownership and wealth building. Thus, Company management regards the securitization of home loans in Africa as a crucial element in extending homeownership opportunities to a greater percentage of the population.

Private Equity Fund Management: The Company intends to take advantage of programs that provide both debt and equity to a particular project. Some programs provided by the International Finance Corporation (“IFC”) will provide a certain level of debt to a project and historically utilize the preferred creditor status of the IFC to attract private syndicated debt to a project. In addition, the IFC itself, if the project is in the priority sector, can provide up to 20% of the project’s required equity in addition to a loan, a facility the Company’s management believes it could qualify for and access. This combination of debt and equity is a powerful tool in ensuring the correct mix of debt and equity is available to the projects identified by the Company, or for those projects identified by an investment fund in which the Company is an investor. Similar programs are available from selected regional multilaterals and some bilateral agencies.

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The Company will joint venture with a fund management company to serve as manager, investing up to $2,000,000 of the proceeds of this Offering for staffing and operations of such fund’s management company if the maximum is achieved. This equity fund is expected to act as a catalyst for small business ventures initially. The Company will also seek opportunities to attract investment from other funds in countries where the Company establishes a presence. Fund management would generate fees and possibly some incentive-based income.

In addition, the Company will seek to take advantage of a variety of programs available from both multilateral and bilateral financial institutions established to support private investment opportunities in the developing world. As an example, the Company intends to work with existing fund managers supported under a program provided by the Overseas Private Investment Program.

If only the minimum or mid-point is reached, there will be no investment in this sector. If the maximum is reached, the Company intends to invest up to $2,000,000.

Addressing the Problems of the Past: The Company has assessed the effectiveness of previous private investment funds sponsored by, among others, the Overseas Private Investment Corporation (“OPIC”) and the International Finance Corporation (“IFC”) in Africa as well as the traditional funding methods in certain countries, including donor funding, debt funding and captive private equity funding. Certain realities affecting effective project funding became apparent: Therefore, the Company has as a focus, filling the huge gap between funds for indigenous population and their counterparts in the mainstream economic system in Africa. The Company believes the model of broad-based ownership will contribute significantly to the development of the middle class and as a by-product, increase exports from the USA to sub-Saharan Africa.

HOWEVER, PROJECTS AND BUSINESS ACTIVITIES AS SUGGESTED HEREIN ARE INHERENTLY RISKY, AND THERE CAN BE NO ASSURANCE THAT THESE RISKS CAN BE MITIGATED TO THE EXTENT THAT LOSSES WILL NOT OCCUR, AND THERE CAN BE NO ASSURANCE THAT INVESTORS IN THIS OFFERING WILL NOT LOSE ALL OF THEIR INVESTMENT. POTENTIAL INVESTORS ARE ADVISED TO CONSULT THEIR OWN LEGAL AND ACCOUNTING COUNSEL AS TO THEIR SUITABILITY FOR INVESTMENT IN THE COMPANY. (SEE ‘RISK FACTORS.’)

ADDITIONAL DISCLOSURES

EMPLOYEES

Initially, after the minimum is achieved in this Offering, only Julius Jackson Sr. and Kenneth W. Timbrook will work full time. The remaining executive staff will be hired at the beginning of the second month of the operation. As additional funds become available and plans are scaled up, the remaining staff will be hired.

PROPERTY

The Company has one rented office location at 2121 S.W. 3rd Ave., Miami, Florida 33145 but operates from additional space a few blocks away at 2103 Coral Way. The combined space is 500 sq. ft. office space at cost of $500 per month, including electricity. Also included is the use of a reception area, eight fully furnished individual offices, a kitchen/break room, a fully furnished conference room with audio/video, bathrooms, phone system and parking for two cars.

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LITIGATION

There has not been any material civil, administrative or criminal proceedings concluded, pending or on appeal against the Company or its affiliates. However, there is litigation pending against Mr. Julius Jackson, associated with a loan that was not repaid and Mr. Jackson was the introducing party. The case was mediated and settled on June 19, 2017. The agreement was signed by all parties and submitted to the judge on July 18th 2017

MATRIX OF CONTRACTS AND AGREEMENTS

Contracts and Agreements in Existence

Contracts will be extended as necessary, consistent with the funding raised in this Offering. As of the date of the Offering, the following being the agreements the Company has in place as of the date of this Offering Circular:

Agreement Description	Effective Date	Current Status
3N Business Group Joint Venture Agreement	5/25/2017	Pending Funding
Alternate Energy Technology Joint Venture Agreement	5/10/2017	Pending Funding
Dunns-Josephine Joint Venture Agreement	6/12/2017	Pending Funding
Eurenas Fashions Joint Venture Agreement	5/10/2017	Pending Funding
Iona Management Joint Venture Agreement	5/25/2017	Pending Funding
Madison Lily Joint Venture Agreement	5/24/2017	Pending Funding
National Black News Radio Joint Venture Agreement	5/23/2017	Pending Funding
People Helping Each Other Joint Venture Agreement	5/05/2017	Pending Funding
Range Funeral Home Joint Venture Agreement	5/11/2017	Pending Funding
Ryan Millennium Joint Venture Agreement	5/11/2017	Pending Funding
Tina Williams/Rosewood Real Estate Purchase Contact	4/12/2017	Pending Funding
TMT Auto Clinic Joint Venture Agreement	5/23/2017	Pending Funding

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company is a newly-formed entity now seeking development and expansion capital in order to create a network of businesses and services focused on and directed to minorities in the United States and natives of Sub-Sahara Africa and certain Caribbean countries.

As the Company had only been involved in organizational activities and researching potential businesses, the Company has, to date, entered into eleven (11) executed joint venture agreements and one (1) contract relating to the projects and activities described above (and subject to obtaining needed funding in this Offering). The Company’s financial situation to date is not reflective of what management expects the Company’s financial situation to be after the successful completion of all or a portion of this Offering.

The 11 definitive joint venture agreements will be negotiated with some or all of the individual joint venture r s once the Company raises adequate funds in the Offering . There will be specific operating plans and shareholder agreement s with each of the joint venture ’ s, includ ing conditions under which the joint ventures would be structured to expand when financially viable to do so . The funds contributed by the Company into the joint ventures are not expected to generate dividends. However, there are expected to be fees paid to the Company from the joint venture companies, once financial conditions allow. (See “The Business Model – Joint Ventures.”)

The Company, during its discussions with most of the intended joint venture r s , recognized some of their current personnel had great instinct and passion. However, many did not have formal training in their areas of responsibility. Additionally, many of the current staff of the intended joint venture s were performing multiple task s , including light marketing activities, based on their limited financial resources. Some of the existing staff of the intended joint venture s could possibly find, with the strengthening economy, employment elsewhere. Therefore the Company intends to identify skill sets of all joint venture employees ( once adequate funding is available ) and use this to create a skills matrix. With this , management believes it could create a curriculum and strategy for marketing, recruiting and retaining key personnel during the first 12 months after adequate funds are raised.

The Company has preliminarily assessed the viability of engaging with furniture and casket manufactures in Africa to add value to the wood products from one of the intended joint venture s , creating the potential for increased profit for some of the intended joint venture companies if adequate funding is raised. If the manufacturing relationships can be created, the Company intends to spend a portion of the 12 months following adequate funding, to market the new products and services. The Company fully expects to operate within the funds raised in this O ffering (if at least the mid-point amount $12,000,000 is reached) and does not believe additional funding would be required from this Offering over the 6-12 months or beyond the initial funding generated.

The businesses and services the Company anticipates pursuing depend heavily on the level of capital raised in this Offering. If only the minimum Offering is achieved, the Company anticipates using such proceeds to execute the minimal real estate, communications and manufacturing projects. In such case, the working capital after investments will be approximately $93,000, with the maximum investment on these projects of $550,000. Any proceeds would then be used to move forward with expanding the Company’s network of businesses and services. If the maximum Offering is achieved, the Company plans to fully proceed with business and projects as set out above. (See “Our Business.”)

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GOVERNMENT REGULATIONS

Due to the wide variety of different business sectors that the Company is contemplating, management understands that there are many different governmental regulations that will be applicable to the Company and/or its joint ventures. The following are some of the type of regulations that the Company will have to operate under in these different sectors:

▪	The Company will have to comply with regulations regarding the wholesale purchase of vehicles in any state in which it has a physical presence. Liability insurance on the business property as well as on the fleet of cars owned by the Company will have to be maintained. If the auto repair and service joint-venture creates a body shop, it will have to comply with Occupational Safety Health Administration. (OSHA) regulations.

▪	For the construction business, the Company must meet the regulations for having a licensed general contractor as a qualifier for the Company. Additionally, the construction company must have workers compensation insurance for injury on the job or while operating company vehicles, if any. The construction company must also maintain general liability insurance and comply with the Federal Unemployment Tax Act and OSHA Regulations.

▪	The Company will also have to comply with the no-call laws if it enters the direct mail or phone notification business.

▪	If the Company enters the financial services sector as contemplated, prior to expending any funds, it will develop a thorough business plan, including input from national and state lawyers and bankers. They will be engaged by the Company to insure that both federal and state oversight can be satisfied by the Company.

▪	Indigenous Business Development could cause the Company to comply with rules in the various countries where joint-ventures are created at varying stages of development. For example, in South Africa, a Black Economic Empowerment Law is a regulation that must be met by all companies operating in South Africa. In other countries, such as Angola, there is no strict requirement to follow any regulation for Black Economic Empowerment. (The Company, without coercion, will practice Black Economic Empowerment and indigenous business development.)

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LIQUIDITY AND CAPITAL RESOURCES

Since it s inception , t he Company has operated solely by receiving loans for start-up and development . Some of these financial agreements may be considered related party transactions . ( For details, s ee “ Interest of Management and Others in Certain Transactions -- Related Party Financial Transactions ” , which is hereby incorporated by reference . )

If the minimum is reached, the Company should have adequate resources to at least operate at a minimal level and, over time, generate revenue for the investors. If the mid-point is reached, the Company’s investment into the timber concession, through the contemplated PHEO joint venture, should provide the liquidity necessary to execute our Company’s business plan. However, if the Company does not reach the minimum, it is unlikely the Company will have the liquidity to remain a going concern.

PLAN OF OPERATIONS

To date, the Company’s activities have been organizational and developmental. Significant time has been devoted to developing business relationships while identifying and evaluating potential projects and investment targets and raising capital.

No guarantees can be given that the Company’s products and services will be accepted in the marketplace or that there will be sufficient revenues generated for the Company to be profitable. Besides the risk factors (see “Risk Factors”), businesses are often subject to risks not foreseen by management. In reviewing this Offering, potential investors should keep in mind other potential risks that could be important.

The Company has developed an action plan geared to raising varying amounts of capital. The Company will structure its operations based on both the amount of capital raised in this Offering and the timing of the receipt of the proceeds. Hence, during its initial 12 months of operation following the Offering, the Company (assuming adequate funding is raised) will devote a significant portion of its day-to-day operations to marketing, recruiting and retaining key personnel as well as creating a variety of unique products and services tailored to target markets in Sub-Sahara Africa and the U.S.

As previously outlined, with a minimum funding level of $1,000,000, the Company’s operations would be limited to the Company’s smaller manufacturing projects. The ability to fund many of the additional prospective projects of Social Investments Holdings Americas would be severely limited by the need to generate sufficient profits from the manufacturing projects. Therefore, the Company would have to limit its expansion of manufacturing.

The Company does not believe that inflation will significantly affect its results of operation. Over the past few years, inflation in sub-Saharan Africa has remained low since the downturn in the commodity prices.

Foreign exchange fluctuations may impact upon future earnings of the Company, both positively and negatively.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” which requires companies to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time based on when control of goods and services transfer to a customer. As a result, we do not expect significant changes in the presentation of our financial statements. This ASU is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, and entities are permitted to apply either prospectively or retrospectively; early adoption is permitted. We do not expect adoption of this guidance to have a material effect on our financial position, results of operations and cash flows.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” which requires entities to present deferred tax assets and deferred tax liabilities as noncurrent in a classified balance sheet. As a result, each jurisdiction will now only have one net noncurrent deferred tax asset or liability. This ASU is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period, and entities are permitted to apply either prospectively or retrospectively; early adoption is permitted. We do not expect adoption of this guidance to have a material effect on our financial position, results of operations and cash flows.

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In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities.” The new standard principally affects accounting standards for equity investments, financial liabilities where the fair value option has been elected, and the presentation and disclosure requirements for financial instruments. Upon the effective date of the new standards, all equity investments in unconsolidated entities, other than those accounted for using the equity method of accounting, will generally be measured at fair value through earnings. There will no longer be an available-for-sale classification and therefore, no changes in fair value will be reported in other comprehensive income for equity securities with readily determinable fair values. The new guidance on the classification and measurement will be effective for public business entities in fiscal years beginning after December 15, 2017, including interim periods within those fiscal years and early adoption is permitted. We are in the process of evaluating the impact of the adoption of this ASU on our financial position, results of operations and cash flows.

In February 2016, the FASB issued ASU 2016-02 (“Leases”) which, for operating leases, requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheet. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. The ASU is effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. The adoption of ASU 2016-02 is expected to result in the recognition of right to use assets and associated obligations on our balance sheet.

SELECTED FINANCIAL DATA

The following table sets forth certain financial data for the Company. The selected financial data should be read in conjunction with the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements of the Company and Notes thereto. (See Appendix I). The selected financial data for the period ended March 31, 2017, have been derived from the Company’s financial statements, which have been audited by independent certified public accountants (See Appendix I).

For the period from inception, (January 27, 2017) to March 31, 2017
Income Statement Data:
Revenue	$0
Costs and Expenses	$8,958
Loss From Operations	$(8,958)
Interest Expense, net	$4,391
Net Loss	$(13,349)
Net Loss per Share (1)	$(1.00)
Common and Common Equivalent Shares Outstanding	7,500,000
Balance Sheet Data:
Working Capital (Deficit)	$(1,085)
Total Assets	$78,964
Accumulated Deficit	$(13,349)
Stockholders’ Equity	$69,151

________________

(1)	Common and common equivalent Shares outstanding is based on the weighted average number of Shares of common stock equivalents outstanding. Consequently, 7,500,000 Shares are the common and common equivalent Shares outstanding for purposes of computing net loss per share.

(2)	The financial statements from which the above information has been derived have been prepared assuming the Company will continue as a going concern. However, the Company has incurred losses since inception and has negative working capital. Such factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company may not achieve profitability or adequate financing in the future. If the Company fails to achieve profitability and/or adequate financing, its growth strategies could be materially adversely affected.

(3)	There have been no, nor are there expected to be, cash dividends for the foreseeable future.

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Pro Forma Financial Information

Pro forma financial information has not been presented since no significant business combination has occurred or is probable and, even where possible or remote, there have been no significant historical operations. Consequently, pro forma information would serve no useful purpose.

Audited financial statements as of March 31, 2017 (see Appendix I) are provided in this Offering. Full financial statements for the period since inception, January 27, 2017 through March 31, 2017, have been presented for the Company (see Appendix II.) In addition, summary financial data is provided in “Selected Financial Data” above.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table reflects the names, ages and positions of the Company’s executive officers and directors.

Name	Position	Age	1st Elected	Term Expiration
Tina W. Jonas	Executive Chairman	57	2/05/2017	2/05/2018
Julius V. Jackson	President	70	N/A	N/A
John E. Oxendine	Chief Executive Officer and Director	74	2/05/2017	2/05/2018
Newall J. Daughtrey	Chief Financial Officer	70	N/A	N/A
N. Patrick Range Jr.	Director	39	2/05/2017	2/05/2018
Tim Pappas	Director	60	2/05/2017	2/05/2018
Rhodes Robinson	Director	69	2/05/2017	2/05/2018
Timothy M. Lane	Director	69	2/05/2017	2/05/2018
Gordon G. Murdock	Director	68	2/05/2017	2/05/2018
Patricia J. Braynon	Director	64	2/05/2017	2/05/2018
Robert Curbelo	Director	54	2/05/2017	2/05/2018
Richard Corrigan	Director	72	2/05/2017	2/05/2018
Kenneth W. Timbrook	Sec./ Treasurer and VP Business Development	50	N/A	N/A

JULIUS JACKSON, SR. – PRESIDENT

Mr. Jackson has been President of People Helping Each Other, Inc. since May 2010. He has been the Company’s key business development person. Mr. Jackson became an activist in 1964 as a 17 year old, marching with Dr. King in Saint Augustine, Florida. As an activist with vision, Mr. Jackson has parlayed the benefits of a non-profit enterprise with the free market philosophy of a for profit business. His activism led to his co-founding Ryan Millennium Group Inc. in November of 2014. Ryan Millennium Group, Inc. has multi-racial ownership and was created to bring about racial harmony in North America and Africa through multiple economic strategies. The histories of Millennium Group Worldwide, Inc., www.mgroupww.com and Ryan Inc., www.ryanfl.com, were perceived by their owners to be a perfect match for the task, and thus Ryan Millennium Group, Inc. was formed. Most recently, Mr. Jackson encouraged a group of like-minded individuals to establish a new business, Social Investment Holdings, Inc., to capitalize on one of the newest tools for helping small businesses from the Securities and Exchange Commission, Regulation A.

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Mr. Jackson’s professional career began at General Motors Corporation in 1968 as assistant to the plant chemist for two years. Between 1971 and 1974, he served with the Metro Dade Police Department. He earned a degree in criminal justice administration at Florida International University. After the Police Department, he worked in the County Manager’s office. Mr. Jackson left Miami-Dade County in 1976 to join a private Washington D.C. consulting firm, providing technical support to Florida, Mississippi and Alabama, under a contract with the National Institute on Drug Abuse. Thereafter, Mr. Jackson founded a consulting firm that ultimately had offices in London, Kinshasa, Zaire, Washington D.C., New Haven (Connecticut), and Miami, Florida. The firm procured national and international contracts with various U.S. government agencies, including the National Institute on Drug Abuse and the Department of Defense. He managed the development of over 10 training courses and course revisions published by the U.S. Government Printing Office (GPO). From 1985 to 1989, Mr. Jackson served on the Miami Dade County Housing Finance Authority, with emphasis on financing affordable housing. He left the authority and ultimately built housing for agencies as well as his own account. Mr. Jackson has developed sub-divisions in Atlanta, Georgia and Miami, Florida. Mr. Jackson’s International exposure, led him to conduct housing development and business development workshops, to assist Black Businesses in South Africa in planning for collaboration to expand their capacity. He was engaged by the Archbishop of Cape Town, to bring Blacks in America to sub-Saharan Africa, to join forces and mutually benefit from the combined intellectual property and natural resource assets possessed by the two groups. This led to the establishment of the “Winds of Change” initiative, launched in 2012 in Addis Ababa at the World Economic Forum. He created a Solar Water Heater project to reduce the consumption of electricity in South Africa, a country currently experiencing a shortage of electricity. Today, Mr. Jackson is focused on providing leadership for the establishment of a faith-based economic initiative, Interfaith Americans for a Better America and Social Investment Holdings, Inc., to support the creation and establishment of businesses majority owned by previously disadvantaged groups and individuals in America, sub-Saharan Africa and Brazil.

While ultimately unsuccessful in raising funds contemplated, under Mr. Jackson’s leadership, Millennium Group Worldwide, Inc., registered an offering under the Securities Act of 1933 with the Securities and Exchange Commission, being declared effective in January of 2009. He managed a contract for the world’s fourth largest diamond mine in Angola and is currently managing, for a non-profit organization, People Helping Each Other, Inc., www.pheoglobal.org, more than 1,000,000 acres of timber for harvesting in Africa and more than 6,000,000 acres for conservation.

Mr. Jackson has been a board member of the Greater Miami Chamber of Commerce, Miami-Dade Chamber of Commerce, Salvation Army and many civic and business organizations. He also served as President of the Northeast Florida Chapter of the National Association of Minority Contractors.

TINA W. JONAS – EXECUTIVE CHAIRMAN

Ms. Jonas is Senior Adviser for the Center for Strategic and International Studies, a member of the Board of Trustees of The Aerospace Corporation, board member of National Military Family Association, board member of the National Defense Industrial Association, board member LaserMax, Inc. and formerly the president of United HealthCare Military and Veterans. Ms. Jonas served as the undersecretary of defense (comptroller) and chief financial officer of the Defense Department from 2004 to 2008. Prior to this, she served as assistant director and chief financial officer for the Federal Bureau of Investigation. Ms. Jonas has also held a number of key positions in the private sector.

She was most recently the president of Logistics Health, Inc. and a senior vice president of Optum, Inc. She was executive vice president of operations for PASSUR Aerospace, Inc., a position she held from 2010 to 2012. She served as director of Operations Planning & Analysis at Sikorsky Aircraft Corporation from 2008 to 2010. In that position, she provided the leadership and direction necessary to plan and control Sikorsky production and supply chain resource requirements, including production planning for all military, commercial and aftermarket business. Her responsibilities included facilities management for production operations worldwide. She also provided integrated management for a $500 million global aftermarket business. Ms. Jonas is a recipient of numerous awards, including the Department of Defense Medal for Distinguished Public Service (Bronze Palm), Chairman of the Joint Chiefs of Staff Joint Distinguished Civilian Service Award, the Department of the Navy Distinguished Public Service Award, the Army Distinguished Civilian Service Award and the Coast Guard Distinguished Public Service Award as well as the DOD Inspector General’s Award for Excellence.

She is a frequent public speaker and has appeared on CNN and in leading national publications such as the New York Times and the Washington Post. Ms. Jonas holds a master’s degree in liberal studies from Georgetown University and a bachelor’s degree in political science from Arizona State University. Her executive education includes studies at Harvard University, Kennedy School of Government, Northwestern University, Kellogg School of Business, and the UTC Executive Education Program at the University of Virginia, Darden School of Business.

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JOHN E. OXENDINE – CEO and DIRECTOR

Mr. Oxendine has been an entrepreneur, operator, investor and lender in the communications industry for over 30 years. In these positions, Mr. Oxendine has been responsible for selecting, investigating, performing due diligence, analyzing, structuring, negotiating and closing on potential investments for the companies he has owned, operated and served. He has provided portfolio management and administrative services to these companies, including monitoring the performance of their portfolio companies, developing exit strategies, and advising them regarding the disposition of investments. He is currently Chairman, President and CEO of Blackstar, LLC and Blackstar LP, both management companies which provide consulting and management services to the communications industry. Mr. Oxendine served as interim CEO and a member of the Board of Directors of Equity Media Holdings Corporation (“EM”) from June 2008 through January 2009. EM was a publicly held media company that divested its assets in April 2009. Mr. Oxendine served as Chairman, President and CEO of Blackstar Communications, Inc. (“BCI”), a company he formed in 1987 that acquired, owned and successfully operated commercial television stations in the U.S. Mr. Oxendine formed BCI with an original investment of $100,000 in common equity and $5 million in preferred equity, and eventually bought 5 television stations at a cost of nearly $30 million.

When the sale of all the stations was completed to USA Broadcasting, Inc., in 1998, the total sale value was $96 million, yielding a significant return on investment to the investment group which included Fox Television Stations Inc. (“FOX”) and Home Shopping Network, Inc. (“HSN”). From 1981-1995, Mr. Oxendine served as President and Chairman of the Board of Directors of Broadcap Capital, Inc. (“Broadcap”) and it’s then parent company, Broadcast Capital Fund, Inc. (“BCFI”). Broadcap and BCFI were companies that were mandated by their investors, large publicly held broadcast companies, to invest in minority controlled communications businesses. Broadcap was essentially a lender of last resort to new minority entrepreneurs in the media industry. Additionally, as part of the mandate, Broadcap and BCFI provided managerial and financial training to over 3,000 radio and television industry professionals. As Chairman and President of Broadcap and BCFI, Mr. Oxendine oversaw the companies’ strategic development, management, capital raising efforts, portfolio-company monitoring and all investment decisions. Under his leadership, Broadcap and BCFI committed approximately $17 million to over 47 companies to acquire or construct broadcast properties, leveraging total capitalization in these companies to an amount of nearly $80 million. Included in the companies receiving funding and other support from Broadcap were eight Hispanic owned and operated entities, several of which were seeded by Broadcap’s investments and subsequently became significant companies in the Hispanic media industry. Mr. Oxendine served on the boards of directors of Paxson Communications Corporation, a large publicly held media company, and Lockhart Companies Incorporated, primarily a real estate company.

He served in the U.S. Marine Corps on active duty from July 1967 to December 1968 and in the active reserve from December 1968 to July 1973. Mr. Oxendine earned an M.B.A. from Harvard University, Graduate School of Business in 1971. He received a B.A. in Political Science and Sociology from Hunter College in 1965. He has a working knowledge of Spanish and French, and some familiarity with Russian. Mr. Oxendine has written several articles on venture capital and media investing that have been published in the Bar Association Law Journal, Duke University Law Review, Journal of Minority Business Finance and Sound Management.

NEWALL J. DAUGHTREY - CHIEF FINANCIAL OFFICER

Mr. Daughtrey is currently the chairman of a consulting firm (Newall J. Daughtrey & Associates) offering services in business/economic development and municipal management. As City Manager of Belle Glade, Florida, Mr. Daughtrey was instrumental in updating that city’s ordinances and getting the City Commission to approve the first rate increase for the water and sewer enterprise since 1999. As City Manager of Opa-Locka from 2000-2002, 1994-1995 and 1979-1982, his responsibilities included supervision of the following departments: Police, Finance, Parks and Recreation, Library, Water and Sewer, Public Works, Sanitation, Building Licenses and Code Enforcement. Managing 175 employees with a budget of $23 Million, Mr. Daughtrey was successful in securing a $2.1 Million grant from the State of Florida to develop a storm-water utility master plan, a $10 million grant from FEMA and the State of Florida to clean out the City’s canals and getting the City Commission to approve $40 Million in a Special Assessment for capital improvements for the City. For 10 years Mr. Daughtrey served as President and Executive Director of The Business Assistance Center founded to create and expand Black-owned business. His efforts created a business incubator for 71 firms, loaned and invested over $11 million to 124 Black owned firms and, upon becoming a 301(d) licensee, was approved to issue $5 million in capital stock (Class A) and up to $20 million in Subordinated Stock (Class B). Over the last 30 years, Mr. Daughtrey’s experience in city governing has led to community redevelopment and revitalization projects to include the creation of the Business Assistance Center , a Black owned bank (People National Bank), a black controlled credit union and a Job Assistance Project creating over 36,000 jobs in non-subsidized jobs over a five-year period. Professional Affiliations include Vice-President Miami-Dade County and City Manager Association, member of the Florida City and County Manager Association, the International city Manager Association, the American Society for Public Administration, Greater Miami Chamber of Commerce, and former Vice-Chairman, Board of Trustees Miami-Dade Community College and Board of Governors of Greater Miami Chamber of Commerce.

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TIMOTHY M. LANE - DIRECTOR

Mr. Lane is the CEO of Everest Advisors, Inc. He is also Co-Founder of The Afghanistan Reconstruction Company, LLC. In this capacity, he established the first privately owned bank in Afghanistan in partnership with Asian Development Bank and ING. In Afghanistan, Mr. Lane was also responsible for: rebuilding a significant portion of the Kabul-Kandahar road for USAID; successfully completing the new US Embassy complex in Kabul; and forming a successful partnership to build, own and operate the first 4-star hotel in the region, Hyatt Regency Kabul. He is an experienced private equity investor having made early stage investments in a number of companies that have enjoyed successful IPO’s: iManage, Inc., CyberSource Corporation, Beyond Corporation, Radcom Ltd., Media-Metric Inc. Starting in 1981, Mr. Lane was on a fast-track career path with PepsiCo, Inc. where he spent 16 years in various senior management positions. These included CFO, Frito Lay International; CFO, Pepsi-Cola International; and CFO, Kentucky Fried Chicken Worldwide. Lastly, as CEO, PepsiCo Restaurants International he led KFC and Pizza Hut to positions of dominance throughout China, the rest of Asia and the Middle East. Later he was recruited by Bass PLC to become Chairman and CEO of Holiday Inn Worldwide.

N. PATRICK RANGE II - DIRECTOR

Mr. Range is currently a sole practitioner in the areas of land-use, environmental, estate planning and probate law. He has been a member of the Virginia Key Beach Park Trust Board since 2007. Mr. Range is the grandson of the late Mrs. M. Athalie Range, the founding chair of the Virginia Key Beach Park Trust and the first African-American Commissioner in the City of Miami. He has been a practicing attorney in the State of Florida since October 2002. From August 2004 to late 2007, Mr. Range practiced environmental law at Greenberg Traurig, P.A., a multi-national law firm with over 1,700 attorneys. From October 2002 to August 2004, Mr. Range practiced government and land-use law as a legislative aide for then Commissioner Johnny L. Winton of the City of Miami. During this span of time, the City of Miami and Miami-Dade County experienced an unprecedented real estate and construction boom. He remains an integral part of the development of Miami-Dade County. During his career as an attorney, Mr. Range has represented numerous developers and development entities before various municipalities in Miami-Dade County. He has also represented clients before Miami-Dade County, City of Miami, City of Sunny Isles Beach, City of Miami Beach, and the City of Opa Locka among others. Mr. Range is also a third generation operator/manager of Range Funeral Home since 2008. He received an Associate of Arts degree in Mortuary Science from Miami-Dade College in 2009. He received a Bachelor of Arts degree in Political Science, cum laude from Morehouse College in 1999. He also received both a Juris Doctorate degree (2002) and a Master of Laws degree in Real Property Development from the University of Miami School of Law in 2004. Mr. Range is a proud member of The Florida Bar and Alpha Phi Alpha Fraternity, Inc. among many other affiliations

RICHARD CORRIGAN –DIRECTOR

Mr. Corrigan was a Director of the Overseas Private Investment Corporation located in Washington, D.C. responsible for Portfolio Management and Special Assets. In that capacity, he engaged in international project finance, managed risk and portfolio management functions of a $13 Billion portfolio with responsibility for overall credit quality and reserves and responsible for managing loan portfolio on a day-to-day basis including direct exposure and loan guarantee programs. Mr. Corrigan organized and developed an internal controls function for that U.S. governmental agency to comply with government standards for financing organizations and initiated a credit audit process to monitor third party lenders under loan guarantee program. He also was appointed as a senior credit professional for the Task Forces created to increase penetration of middle market companies expanding overseas and to explore opportunities for OPIC in financing or insuring housing and mortgage finance in developing markets. Mr. Corrigan’s many experiences with Federal Deposit Insurance Corporation, Atlanta, Georgia, included being an Asset Specialist assigned to the Resolution Trust Corporation. In such capacity, he was responsible for selling numerous companies acquired by the RTC including an Auto Leasing Company in Puerto Rico, Life Insurance and Casualty Insurance Companies in Florida, a Mortgage Service Operation and several portfolios of over $350 million in consumer loans. Mr. Corrigan also managed and successfully concluded the affairs of 60 active operating subsidiaries of failed savings and loan associations, including companies active in Trust Management, Securities Sales, Mortgage Servicing, Insurance, Real Estate and Consumer Loans. He received Special Achievement Award for activities in Subsidiary Management. Mr. Corrigan earned a Bachelor of Arts in History at Manhattan College, Bronx, N.Y., serving on the Dean’s List. He was a Candidate, Master of Arts in Government, at the University of Maryland, College Park and a Candidate, MBA in Finance, at Pace University, New York, N.Y.

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PATRICIA J. BRAYNON - DIRECTOR

Mrs. Braynon was the executive director of the Miami-Dade Housing Finance Authority. She was responsible for the overall administration of the authority’s bond issuance activities and management of a $1.5 billion loan portfolio, and was responsible for staff supervision, budget preparation, fiscal management, and implementing policy directives. Under Ms. Braynon’s guidance, the authority created a Deep Subsidy Program that pools sources of financing and blends interest rates to reduce overall costs for borrowers. Until the recent hire of its own Chief Executive, Ms. Braynon acted as CEO of the Miami-Dade Affordable Housing Foundation, Inc., where she continues to serve on the Board of Directors. For two years, in 1996 to 1997, Mrs. Braynon served as one of five assistant county managers with the Miami-Dade County Municipal Government which employs over 36,000 people. Her areas of responsibility included the management and oversight of eleven departments of approximately 3,300 employees with combined budgets in excess of $200 million. In addition, she has over 30 years’ experience in private and public sector housing finance and mortgage lending. In retirement, Ms. Braynon maintains her commitment to the community as she serves as the Chairperson of the Black Archives and Historic Lyric Theater in Miami, FL. Ms. Braynon earned a Bachelor of Science in Business Administration from Tuskegee University, Tuskegee, Alabama.

ROBERT CURBELO - DIRECTOR

In 1985, Roberto Curbelo Jr. started his professional construction management career working for one of the largest construction management companies in the U.S., Morse Diesel International Inc., which was later acquired in 2000 by AMEC Construction Management Inc., a $1 billion U.K. company. Mr. Curbelo has over thirty years of real estate development and construction management experience in the South Florida market, having worked for preeminent real estate developers such as the Codina Group, aka Codina Bush Klein, the DACRA Companies, BHI LLC, a subsidiary of Breakstone Homes Inc. and a construction company, OHL/Tower Group. During his career, Mr. Curbelo managed the construction of the Dolphin Mall site, the Miami Children’s Museum, CAC Medical Office Building, Midtown Garage & Retail Block, and Telephonica USA, just to name a few noteworthy projects in Miami Dade County. Mr. Curbelo has built projects in all construction sectors, i.e. restaurants, industrial (warehouses), infrastructure, office, commercial interiors, residential, commercial renovation, historic remodeling, retail, and hospitality. He was Vice President of Design and Construction and the licensed qualifier for Cohen Brothers Construction Company from 2008 to 2013 where he managed $20M of interior remodeling in an operating high end show room and office environment.

Mr. Curbelo holds a Bachelor’s of Science Degree in Civil Engineering, a Bachelor’s of Science Degree in Architectural Engineering from the University of Miami, and a Master’s in Business Administration (MBA) from the University of Florida. He is a State of Florida certified general contractor from 1986 and a Florida Real Estate Broker from 1987.

Presently, Mr. Curbelo is working as Senior Project Manager of Design/Construction for Flagler Real Estate Development Inc., a subsidiary of Florida East Coast Industries, wholly owned by Fortress Investment Group, developing Class A warehouse facilities in a corporate park setting.

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TIM PAPPAS – DIRECTOR

Tim is the Executive Vice President of the Keyes Company. He joined the Keyes Organization in 1982 as the Treasurer of the Property Management Company, Keyes Asset Management, Inc. Prior to that he worked for the Public Accounting Firm of Fox and Company. Tim has been a Florida CPA since 1980, and a Florida Real Estate Broker since 1986. He is a 1979 graduate of Florida State University.

GORDON G. MURDOCK - DIRECTOR

Mr. Murdock has experience in manufacturing, international business and experience working for a publicly traded company. Mr. Murdock previously worked at Goodyear Tire & Rubber Holdings (Pty) Limited where he was the Managing Director responsible for all Goodyear’s operations in sub-Saharan Africa. He held this position from 2001 until his retirement in 2006, during which time he was responsible for a budget of over $500 million and 5,000 employees. From 1999 to 2001, Mr. Murdock was also the Director of Manufacturing Operations for the East European, Middle East and Africa. He has integrally been responsible for the complete manufacturing procedures in all five countries for Goodyear. His responsibilities extended to Product Planning and the finished quality of the products. Additionally he was responsible for identifying and developing new Manufacturing opportunities in Russia. Before that, from 1994 through 1999, he was the Plant Manager of Goodyear’s tire manufacturing plant in Lawton, Oklahoma. At the time, the plant was Goodyear’s largest and most productive manufacturing facility and he supervised over 2,400 employees. Between 1979 and 1994, he worked his way up through Goodyear holding various positions in Quality Assurance, Technical Service and Manufacturing. Mr. Murdock graduated from the United States Military Academy in 1973 with a B.Sc. in Engineering and was a Commissioned Officer of the U.S. Army until 1979. He is fluent in Italian, German, Spanish, French, Russian and Afrikaans. Subsequent to receiving his degree in engineering, and while working for Goodyear, he achieved a M.S. in Applied Mathematics at Case Western Reserve University in 1982 and he gained an MBA from the University of Akron in Corporate Finance in 1983.

ISAAC RHODES ROBINSON, JR. - DIRECTOR

Mr. Robinson is the President and CEO of Environmental Services, Inc. located in Jacksonville, Florida. He is a Certified Environmental Professional and a Professional Wetland Scientist with academic experience and training in wildlife management, wildlife field studies, wetland ecology, coastal ecology, mitigation banking, vertebrate biology, vertebrate taxonomy, botany, and ecosystem ecology. As CEO of a 70-person firm, Mr. Robinson is involved with large-scale planning and permitting and is recognized for implementing innovative approaches and solutions to environmental issues and resolution of disputes. He also has had significant training in systematic botany including taxonomy of the grasses, rushes, and sedges, and general ecology with emphasis on coastal ecology. He has been involved with wetland studies on several million acres of land and has extensive experience in coordination with regulatory agencies, site analysis, development planning, and as an expert witness. Mr. Robinson provides corporate quality control supervision, project management, and technical support for all company resource analysis projects. Mr. Robinson is particularly experienced in wetlands and endangered species ecology. He has prepared text for numerous projects, and his responsibilities extend into literature review and synthesis, biotic community mapping, aerial photograph interpretation, editing, and public agency contacts. He has performed field and writing tasks and has served in various leadership roles for numerous impact assessments of airport, highway, commercial, and residential development; evaluation and mitigation of impacts of various activities in wetland areas; natural resource inventory; projects as large as 125,000 acres; time-critical field water quality surveys; analysis of water quality data; environmental impact assessment of operation of military installations; master planning for water resources projects; environmental assessment for major industrial development; wetland mitigation banks in Florida, Georgia, South Carolina, and North Carolina; hazardous and toxic materials audits; and analysis for numerous Developments of Regional Impact (DRI’s) in Florida. Mr. Robinson has a M. S. in Wildlife Biology from North Carolina State University (1977), B. S. in Wildlife Biology North Carolina State University (1970) and a B. S. in Textile Technology North Carolina State University (1970). Mr. Robinson has served as Chairman of Society of Wetland Scientists Ways and Means Committee, Past President and Committee Chair for the Society of Wetland Scientists Professional Certification Program and Past Board of Director for the Northeast Florida Builders Association.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Employment Date	Proposed Annual Salary ($)	Other Annual Compensation
Julius Jackson, Sr.	At Minimum Funding	100,000	N/A
Kenneth Timbrook	At Minimum Funding	100,000	N/A
Tina Jonas	Month 2 after funding	102,000	N/A
John Oxendine	Month 2 after funding	75,000	N/A

To date, no compensation (salaries or any bonus) has been provided to any of the named executives, listed in the table immediately above, except for the securities provided for under the section “Security Ownership of Certain Beneficial Owners and Management” below. All discussions in this table and section refer to compensation that will begin only if the minimum Offering is achieved.

Compensation to outside board members will be at $1,000 per meeting, plus travel and incidental expenses. There will be no compensation to board members employed by the Company or any of its affiliates unless serving as an officer or in a consulting capacity. The Company intends to secure d irectors and o fficers insurance (also referred to as “D&O Insurance”) on, or soon after , th is Offering being declared effective.

If only the minimum funding is subscribed for in this Offering and no other funds are available, it is intended that there will be no reimbursements for the development period of this Offering. However, once cash flow is available to adequately cover any accrued amounts, they will be paid. It is intended that the difference between the full compensation level and what is paid will be accrued and ultimately paid when funds are available.

SECURITY OWNERSHIP BY BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information with respect to the beneficial ownership of the Company’s Shares, immediately prior to and after this Offering

	No. Shares Prior to Offering	% at Minimum	% at Mid-Point	% at Maximum	Current % of Common
Directors, Officers & Founders (1)
Julius Jackson Sr.	136,492	1.80%	1.57%	1.36%	1.82%
Tina Jonas	35,000	0.46%	0.40%	0.35%	0.47%
John Oxendine	35,000	0.46%	0.40%	0.35%	0.47%
Gordon Murdock	31,250	0.41%	0.36%	0.31%	0.42%
Robert Curbelo	4,167	0.05%	0.05%	0.04%	0.06%
Patricia Braynon	833	0.01%	0.01%	0.01%	0.01%
Richard Corrigan	10,417	0.14%	0.12%	0.10%	0.14%
Kenneth Timbrook (2)	5,748,833	75.64%	66.08%	57.49%	76.65%
Rhodes Robinson	148,500	1.95%	1.71%	1.49%	1.98%
N. Patrick Range	10,417	0.14%	0.12%	0.10%	0.14%
Tim Pappas	33,750	0.44%	0.39%	0.34%	0.45%
Total Directors & Officers	6,194,658	81.51%	71.20%	61.95%	82.60%
All Other Shareholders	1,305,342	17.18%	15.00%	13.05%	17.40%
Total Shares in Issue	7,500,000	98.68%	86.21%	75.00%	100.00%

_____________

(1)	The address of such enumerated beneficial owners and management is that of the Company, 2121 SW 3rd, Avenue, Miami, Florida 33129.

(2)	Kenneth Timbrook., Secretary and Treasurer of the Company, has voting authority over and majority ownership of T3 Business Solutions, 2103 Coral Way, Suite 200, Miami, FL 33145, which owns 5,748,8 33 Shares or 76 . 65% of the Company. Accordingly, he is deemed to have “beneficial ownership”.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

CERTAIN RELATED PARTY TRANSACTIONS

The following inherent or potential conflicts of interest should be considered by prospective investors before subscribing for Shares.

Julius Jackson, Patrick Range II , John Oxendine and Richard Corrigan are members of the Board of Directors of People Helping Each Other, Inc., a non-profit organization (as indicated “PHEO”) that will enter into a joint venture between the Company and the joint venture if adequate funds are raised through this Offering to initiate the timber harvesting and charter school joint ventures. If adequate funds are raised, Julius Jackson, Patrick Range, John Oxendine and Richard Corrigan will resign from the Board of Directors of People Helping Each Other. Additionally, any voting that may occur at any time, before the joint venture’s implementation, will be done by Board members without any conflict. Patrick Range II is the son of Patrick Range Sr. , the founder, manager and operator of Range Funeral Home with whom the Company intends to enter into a joint venture. Patrick Range II will recuse himself as it relates to the joint venture, treating the intended relationship as an arm ’ s-length transaction on the part of Range Funeral Home.

Robert Curbelo, currently a director of the Company, is expected to be appointed project manager for a real estate development and construction contract contemplated by the Company. Mr. Curbelo will be paid at market rates for his service to the Company.

The Company relied on the expertise of Richard Corrigan, formerly an executive with the Overseas Private Investment Corporation, to determine the net present value of the Company, should funding become available, to execute agreements the Company has signed. Mr. Corrigan is now a member of the Board of Directors, which role and relationship might give rise to a question of his objectivity relative to assessments that went into the Company’s business plan.

William H. Ryan is the majority owner of Ryan Millennium Group which owns 5% of the f ounder shares of the Company and Mr. Ryan has made loan s to the C ompany . (See “ Related Party Financial Transactions ” below. ) Julius Jackson and Kenneth Timbrook are owners of African Business Holdings which has a minority ownership stake in Ryan Millennium Group. Ryan Millennium Group is an intended joint venture partner of the Company if adequate funding is raised in the Offering .

Kenneth Timbrook is the majority owner of T3 Business S olutions, Inc. (“T3”) which currently owns a majority of the founder shares of the Company and Mr. Timbrook serves as Corporate Secretary , Treasurer and V.P. of Business Development for the Company .

Tina Jonas and John Oxendine have been given 35, 0 00 shares each as officers, from T3’s original founder shares as they are currently performing officer duties without compensation. These shares reduced T3’s ownership in the C ompany by 7 0 , 0 00 shares , to 5,748,833 shares .

Related Party Financial Transactions

Tim Pappas (Director) and Wills Ryan (Shareholder) , have made loans to the Company (see Financials – Related Party Transactions) and were granted founder s hares in Social Investment Holdings prior to this Offering. African Business Holdings and People Helping Each Other have received loan s from SIH and SIH has received a loan from African Business Holdin g s. The following financial agreements may be considered related party transactions:

Short Term Loans

African Business Holdings, Inc. (“ABH”):

ABH is a company that is majority controlled by Kenneth Timbrook and Julius Jackson, also principals of the C ompany , and is a party to a Joint Venture with the Company that is contingent upon funding . These are the transactions between the cited parties:

•	Between February and March 2017, SIH received for startup expenses a total of $5,000 via issuance of demand loans from ABH, carrying a 10% interest rate. In April 2017, the $5,000 was repaid.

•	In March 2017, SIH provided a short term $100,000 line of credit to ABH for the purpose of funding the developmental costs of the Company. This line of credit carries a 10% interest rate and is due on December 31, 2017.

•	Between April 1 and June 30, 2017, ABH drew an additional $86,500 on the $100,000 line of credit.

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People Helping Each Other (“PHEO”):

PHEO and the Company have certain common director(s) (Messrs. Jackson, Oxendine, Range and Corrigan) and is party to a joint venture agreement with the Company that is contingent upon funding . These loans to PHEO are for fees and expenses associated with the timber holdings in the Democratic Republic of the Congo (“DRC”) described within in “Our Business - International Joint Venture Sectors”: These are the transactions between the cited parties:

•	In March 2017, SIH provided a $60,000 short term loan to PHEO. This loan carries a 10% interest rate and is due on December 31, 2017.

•	In May 2017, SIH provided a $22,500 short term loan to PHEO. This loan carries a 10% interest rate and is due on April 30, 2018.

•	In June 2017, SIH provided a $62,000 short term loan to PHEO. This loan carries a 10% interest rate and is due on May 31, 2018.

Redeemable Convertible Promissory Notes

The Company, in 2017 , privately negotiated exempt transactions, enter ing into promissory notes that are convertible into Company common stock at a 60% discount to the then current market price of the Company common stock ( the date a function of when the Company receives a conversion notice from the lender) and each carries an interest rate of 10%. In the event of default, the default interest rate becomes 15% and the default conversion rate becomes a 65% discount to the then current market price ( again, when the Company receives a conversion notice from the lender) of Company common stock . (See “ Financials - Convertible Redeemable Promissory Notes.”) These are the transactions between the cited parties, each on the foregoing terms:

Tim Pappas, Director:

•	In March 2017, SIH issued a redeemable convertible promissory note to Tim Pappas for the amount of $35,000 that matures on February 28, 2018 and carries a 10% rate of interest payable at maturity.

•	In April 2017, SIH issued a redeemable convertible promissory note to Tim Pappas in the amount of $8,000 that matures on February 28, 2018 and carries a 10% rate of interest payable at maturity.

•	In May 2017, SIH issued a redeemable convertible promissory note to Tim Pappas for the amount of $32,000 that matures on February 28, 2018 and carries a 10% rate of interest payable at maturity.

•	In June 2017, SIH issued two redeemable convertible promissory notes to Tim Pappas in the amounts of $32,700 and $56,000 and respectively again mature on February 28, 2018 and carries a 10% rate of interest payable at maturity.

Wills Ryan – Founding Shareholder/Ryan Millennium Joint Venture

•	In March 2017, SIH issued a redeemable convertible promissory note to Mr. Ryan, an SIH founding shareholder and party to the Ryan Millennium joint venture, in the amount of $35,000 and matures on February 28, 2018.

•	In June 2017, SIH issued a redeemable convertible promissory note with Mr. Ryan, an SIH founding s hareholder and party to the Ryan Millennium joint venture, in the amount of $50,000 that matures on February 28, 2018.

Given the multiple relationships outlined above, the actions by the Company should be viewed in other than an arms’-length manner. In the future, subsequent to funding, all contracts will be put out for competitive bid. Any contracts on which a Board member of any other related party might enter a bid will be awarded on the basis of lowest credible bid and the related party will not have any decision making authority in such an award.

The Company may enter into transactions with its affiliates in the future. In that context, the Company will require any director or officer who has a pecuniary interest in a matter being considered to excuse himself or herself from any negotiations. In any event, subsequent to funding, any debt instruments of the Company in the future are expected generally to prohibit the Company from entering into any such affiliate transaction on other than arm’s-length terms. In addition, a majority of the Board is (and must continue to be) independent of the Company. In turn, commencing immediately, a majority of the independent Board of Directors members (defined as having no pecuniary interest in the transaction under consideration) will be required to approve all such matters. Moreover, subsequent to funding under this Offering the Company intends to seek additional independent directors to be added to the Board.

46

SECURITIES BEING OFFERED

CAPITALIZATION

The following table sets forth (i) the capitalization of the Company as of March 30, 2017 (the date of the audited financials contained in the Offering), and (ii) the pro forma capitalization of the Company on the same date, reflecting:

a.	The sale of 100,000 Shares of common stock offered by the Company hereby for the estimated net proceeds of $10.00 per share (the Minimum Offering).

b.	The sale of 2,500,000 Shares of common stock offered by the Company for estimated net proceeds of $10.00 per share (the “Maximum Offering”). (See “Application of Proceeds,” “Description of Capital Stock” and “Securities Ownership by Beneficial Owners and Management.”)

c.	There has been no change in the number of Shares outstanding through the date of this Offering.

March 31, 2017

SHAREHOLDERS EQUITY

Common Stock, $0.0001 par value; Authorized 100,000,000 Shares;

Issued and outstanding (Actual) 7,500,000 Shares,

7,600,000 (Minimum) and 10,000,000 (Maximum)

	Actual Adjusted	Minimum	Maximum
Common Stock	750	760	1000
Paid-In Capital	$81,750	$1,081,740	$25,081,500
Accumulated Deficit	$(13,349)	$(13,349)	$(13,349)
Total Shareholders’ Equity And Total Capitalization	$69,151	$1,069,151	$25,069,151

DESCRIPTION OF CAPITAL STOCK

The Company was organized in Florida and became effective on January 27, 2017. The Company’s authorized capital stock consists of 100,000,000 Shares of $0.0001 par value common stock, the only class of stock outstanding at this time (“the Shares”). Shareholders are entitled to one vote per Share on all matters to be voted upon by Shareholders and, upon issuance in consideration of full payment, are non-assessable. In the event of liquidation, dissolution or winding up of the Company, the Shareholders are entitled to share ratably in all assets remaining after payment of liabilities. Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, the holders of more than 50% of the Shares could elect all the directors of the Company. (See “Risk Factors – Control by the Principal Stockholders.”)

DIVIDEND RIGHTS

Each Share is entitled to dividends if, as and when dividends are declared by the Company’s Board of Directors. It is not the current expectation of the Company to pay dividends.

Anti-Takeover Statute

Section 607.0902 of the Florida Business Corporation Act (the “FBCL”) prohibits the voting of shares in a publicly-held Florida corporation that are reacquired in a “control share acquisition: unless the holders of a majority of the corporation’s voting shares (exclusive of shares held by officers of the corporation, inside directors or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition or unless the acquisition is approved by the corporation’s board of directors, unless the corporation’s articles of incorporation or bylaws specifically state that this section does not apply. A “control share acquisition” is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power: (i) one-fifth or more, but less than one-third of such voting power: (ii) one-third or more, but less than a majority of such voting power; and (iii) more than a majority of such voting power. Since the Company’s articles of incorporation, as amended, specifically state that Section 607.0902 does not apply to control share acquisitions of Shares of the Company, the protections contemplated under this provision will not be available to the Company.

47

Directors’ Liability

As authorized by the FBCL, each director or officer of the Company will be indemnified by the Company against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative in which he is involved by reason of the fact that he is or was a director or officer of the Company; such indemnification, of course, is conditioned upon such officer or director having acted in good faith and in a manner that he reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. The articles of incorporation, as amended, provides that no director of the Company shall be personally liable to the Company or any of its Shareholders for monetary damages for any breach of fiduciary duty as a director, except with respect to: (i) any breach of the director’s duty of loyalty to the Company or its Shareholders; (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law; (iii) violation of the FBCL; or (iv) for any transaction from which the director derived an improper personal benefit. In effect, such articles authorize the Company to indemnify any person to the fullest extent permitted by the FBCL.

On the basis of federal and/or state statutes, (a) shareholders in a corporation have the right, subject to the provisions of the Federal Rules of Civil Procedure and jurisdictional requirements, to bring class actions in federal court to enforce their rights under federal securities laws; and (b) Shareholders who have suffered losses in connection with the purchase or sale of their shares may be able to recover such losses from a corporation’s management where the losses result from a violation by the management of SEC Rule 10b-5, promulgated under the Securities Exchange Act of 1934, as amended. It should be noted, however, that in endeavoring to recover damages in such actions, it would be generally difficult to establish as a basis for liability that the Company’s management has not met such a standard. This is due to the broad discretion given the directors and officers of a corporation to act in its best interest. The SEC has stated that, to the extent any exculpatory or indemnification provision purports to include indemnification for liabilities arising under the Securities Act of 1933, as amended, it is the opinion of the SEC that such indemnification is contrary to public policy and, therefore, unenforceable. Shareholders who may, in the future, believe that the Company’s management may have violated applicable law regarding fiduciary duties should consult with their own counsel as to their evaluation of the status of the law at such time.

The Company expects to obtain Director and Officer Liability coverage ($2,000,000 minimum) concurrent with the Offering being declared effective by the Securities and Exchange Commission.

Preferred Stock

The Company’s articles of incorporation do not authorize the issuance of preferred stock.

Transfer Agent

Colonial Stock Transfer Company, Inc. (https://www.colonialstock.com), 66 Exchange Place, 1st Floor, Salt Lake City, Utah 84111, Phone (801) 355-5740.

48

ABSENCE OF PUBLIC MARKET AND DIVIDEND POLICY

Public Market

The Company, which currently has approximately 141 shareholders, will become an alternative reporting company under Regulation A, Tier 2 of the Securities Exchange Act of 1933 concurrent with the date of this Offering. There is no public trading market for the Shares of the Company. The Company expects, as an alternative reporting company, to qualify its Shares for quotation on the OTCBB (the Over the Counter Bulletin Board) or other secondary market for which the Company’s common Shares may then qualify. (See “Risk Factors.”)

Dividend Policy

Short-term or long-term operations prospects may not generate a profit. Therefore, the Company is not likely to pay immediate dividends and an investment in the Company is thus not suitable for investors seeking current income for financial or tax planning purposes. Future dividends will be paid at the sole discretion of the Board of Directors of the Company.

Escrow Account

All monies remitted by subscribers during the Offering Period will be deposited in an escrow account maintained by the Escrow Agent, Colonial Stock Transfer Company, Inc. 66 Exchange Place, 1st Floor, Salt Lake City, Utah 84111, Phone (801) 355-5740 (https://www.colonialstock.com). To the extent practicable, the funds held in the account during the Offering Period will be invested at the direction of the management in short-term U.S. Treasury securities and other high quality interest-earning obligations. Any interest earned during the escrow period will be retained by the Escrow Agent to offset the cost of the escrow. (See “Application of Proceeds.”)

Legal Matters

The validity of Shares being offered by this Offering will be passed upon for the Company by Securities Counselors, Inc., Deerfield, Illinois.

Experts

The financial statements included in this Offering and in the offering Statement have been audited by Daszkal Bolton LLP, independent certified public accountants, to the extent and for the periods set forth in their Report, which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern, appearing as Appendix I to this Offering, and are included in reliance upon such Report given upon the authority of said firm as experts in auditing and accounting.

49

COMPANY FINANCIALS

SOCIAL INVESTMENT HOLDINGS

AUDITED FINANCIALS

March 31, 2017

50

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Social Investment Holdings, Inc.

Miami, Florida

We have audited the accompanying balance sheet of Social Investment Holdings, Inc. (the “Company”) at March 31, 2017, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from Inception (January 27, 2017) to March 31, 2017. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Social Investment Holdings, Inc. at March 31, 2017, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. To date, the Company’s activities have been to identify potential business relationships and raise capital. The Company has sustained losses since inception and has not yet begun principal operations that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

July 10, 2017

F-2

SOCIAL INVESTMENT HOLDINGS, INC.

Balance Sheet

March 31, 2017
ASSETS
CURRENT ASSETS
Cash	$5,542
Loan receivable and accrued interest, related party	60,362
Line of credit and accrued interest, related party	10,060
Prepaid expenses	3,000

Total current assets	78,964

Total Assets	$78,964

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Demand loan payable, related party	$5,049
Convertible notes payable and accrued interest , related party, net of discount	4,749
Convertible notes payable and accrued interest, net of discount	15

Total current liabilities	9,813

Total Liabilities	9,813

Commitments and contingencies

STOCKHOLDER’S EQUITY
Common stock, $0.0001 par value, authorized 100,000,000 shares; 7,500,000 issued and outstanding	750
Additional paid-in capital	81,750
Accumulated deficit	(13,349)

Total stockholders’ equity	69,151

Total Liabilities and Stockholder’s Equity	$78,964

The accompanying notes are an integral part of the financial statements

F-3

SOCIAL INVESTMENT HOLDINGS, INC.

Statements of Operations

For the period from inception (January 27, 2017) to March 31, 2017

REVENUES	$-

OPERATING EXPENSES:
General and administrative expenses	1,458
Stock based compensation	7,500

Total expenses	8,958

OTHER (INCOME) EXPENSE
Interest income	(422)
Interest expense	4,813

Total other (income) expense	4,391

Net loss	$(13,349)

Loss per weighted average common share	$0.00

Number of weighted average common shares outstanding	7,500,000

The accompanying notes are an integral part of the financial statements

F-4

SOCIAL INVESTMENT HOLDINGS, INC.

Statement of Stockholders’ Equity (Deficit)

	Number of Common Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity

BALANCE, January 27, 2017	-	$-	$-	$-	$-
Common stock issued for services	7,500,000	750	6,750	-	7,500
Beneficial conversion rights in connection with issuance of convertible notes	-	-	75,000	-	75,000
Net loss	-	-	-	(13,349)	(13,349)

Balance, March 31, 2017	7,500,000	$750	$-	$(13,349)	$69,151

The accompanying notes are an integral part of the financial statements

F-5

SOCIAL INVESTMENT HOLDINGS, INC.

Statements of Cash Flows

For the period from inception (January 27, 2017) to March 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,349)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	7,500
Amortization of debt discount	4,340
Changes in operating assets and liabilities
(Increase) in prepaid professional fees	(3,000)
(Increase) in accrued interest receivable	(422)
Increase in accrued interest payable	473

Net cash used in operating activities	(4,458)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loan to related party	(60,000)
Advances on line of credit to related party	(10,000)

Net cash used in investing activities	(70,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party loan payable	5,000
Proceeds from third party loan payable	75,000

Net cash provided by financing activities	80,000

Net increase in cash	5,542

CASH, January 27, 2017	-

CASH, March 31, 2017	$5,542
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-
Taxes	$-

The accompanying notes are an integral part of the financial statements

F-6

SOCIAL INVESTMENT HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

(1) NATURE OF OPERATIONS

(a) The Company

Social Investments Holdings, Inc. (SIH) is a Florida chartered corporation which conducts business from its headquarters in Miami, Florida. Our fiscal year end is March 31. We intend to enter into various joint ventures principally with minority owned businesses. We were incorporated on January 27, 2017.

(2) BASIS OF PRESENTATION AND USE OF ESTIMATES

a) Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States of America (“U.S.”) as promulgated by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

c) Receivables and Allowance for Doubtful Accounts

We evaluate the collectability of its receivables based on a combination of factors. Collection risks are mitigated by ongoing credit evaluation of our customers; and frequent contact by us with our customers which enable us to monitor changes in business operations and to respond accordingly. We recognize an allowance for doubtful accounts based on the length of time the receivables are outstanding, the current business environment and historical experience.

d) Net Income (Loss) Per Share

Basic loss per share excludes dilution and is computed by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless consideration of such dilutive potential shares would result in anti-dilution. There were no dilutive common stock equivalents for the period from inception through March 31, 2017.

e) Income Taxes

We follow the provisions of ASC 740-10, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.

The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

As of March 31, 2017, our tax year 2017 remains open for IRS audit. We have received no notice of audit or any notifications from the IRS for any of the open tax years.

F-7

SOCIAL INVESTMENT HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

f) Cash and Cash Equivalents

We consider all highly liquid securities with original maturities of three months or less when acquired, to be cash equivalents. We had no financial instruments that qualified as cash equivalents at March 31, 2017.

g) Financial Instruments and Fair Value Measurements

ASC 825 requires disclosures of the fair value of financial instruments. The carrying value of our current financial instruments, which include cash and cash equivalents, accounts payable and accrued liabilities approximates their fair values because of the short-term maturities of these instruments.

FASB ASC 820 “Fair Value Measurement” clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

h) Impairment of Long-Lived Assets

A long-lived asset is tested for impairment whenever events or changes in circumstances indicate that its carrying value amount may not be recoverable. An impairment loss is recognized when the carrying amount of the asset exceeds the sum of the undiscounted cash flows resulting from its use and eventual disposition. The impairment loss is measured as the amount by which the carrying amount of the long-lived assets exceeds its fair value.

i) Stock compensation for services rendered

We have issued shares of our common stock in exchange for services rendered. The costs of the services have been valued at the fair value of the services rendered and have been charged to operations.

F-8

SOCIAL INVESTMENT HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

j) Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers,” which requires companies to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time based on when control of goods and services transfer to a customer. As a result, we do not expect significant changes in the presentation of our financial statements. This ASU is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, and entities are permitted to apply either prospectively or retrospectively; early adoption is permitted. We do not expect adoption of this guidance to have a material effect on our financial position, results of operations and cash flows.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” which requires entities to present deferred tax assets and deferred tax liabilities as noncurrent in a classified balance sheet. As a result, each jurisdiction will now only have one net noncurrent deferred tax asset or liability. This ASU is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period, and entities are permitted to apply either prospectively or retrospectively; early adoption is permitted. We do not expect adoption of this guidance to have a material effect on our financial position, results of operations and cash flows.

In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities”. The new standard principally affects accounting standards for equity investments, financial liabilities where the fair value option has been elected, and the presentation and disclosure requirements for financial instruments. Upon the effective date of the new standards, all equity investments in unconsolidated entities, other than those accounted for using the equity method of accounting, will generally be measured at fair value through earnings. There will no longer be an available-for-sale classification and therefore, no changes in fair value will be reported in other comprehensive income for equity securities with readily determinable fair values. The new guidance on the classification and measurement will be effective for public business entities in fiscal years beginning after December 15, 2017, including interim periods within those fiscal years and early adoption is permitted. We are in the process of evaluating the impact of the adoption of this ASU on our financial position, results of operations and cash flows.

In February 2016, the FASB issued ASU 2016-02, “Leases” which, for operating leases, requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheet. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. The ASU is effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. The adoption of ASU 2016-02 is expected to result in the recognition of right to use assets and associated obligations on our balance sheet.

(3) GOING CONCERN

The accompanying financial statements have been prepared assuming that we will continue as a going concern. We have not yet commenced substantial operations and our financial position and operating results raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon commencing operations and obtaining additional capital and financing. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern. We are currently seeking additional capital to allow us to begin our planned operations

(4) CONVERTIBLE REDEEMABLE PROMISSORY NOTES

In March 2017 we issued a Convertible Redeemable Note with a third party for a total of $5,000. It matures on March 25, 2018 and carries a 10% rate of interest. The note is convertible into shares of our common stock at a 60% discount to the trading price of the quoted market price of our common stock.

In the event of default, the default interest rate becomes 15% and the default conversion rate becomes a 65% discount to the trading price of the quoted market price of our common stock.

Because there was no market price for our common stock on the date of the note, we recognized a beneficial conversion feature of $5,000 as a discount on the notes. The discount is being amortized as additional interest over the life of the note. At March 31, 2017, the unamortized discount is $4,986.

We evaluated the conversion features embedded in the note payable described above for derivative accounting in accordance with ASC 815-40, Derivatives and Hedging embedded in the notes payable for derivative accounting in accordance with the criteria for classification in shareholders’ equity.

F-9

SOCIAL INVESTMENT HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

(5) RELATED PARTY TRANSACTIONS

a) Short term line of credit

In March 2017 we provided a short term $100,000 line of credit to African Business Holdings, Inc. (“ABH”), an entity majority owned by Kenneth Timbrook and Julius Jackson, principals of our company. . This line of credit carries a 10% interest rate and is due on December 31, 2017. At March 31, 2017, $10,000 had been advanced on this line of credit and had accrued $60 in interest. Subsequent to March 31, 2017, ABH drew an additional $64,500 on the line of credit.

b) Short term loans receivable

In March 2017 we provided a $60,000 short term loan to People helping Each Other (“PHEO”), one of our joint venture partners. This loan carries a 10% interest rate and is due on December 31, 2017. At March 31, 2017, interest in the amount of $362 had been accrued. Subsequent to March 31, 2017, we provided two (2) 10%, 12-month loans in the principal amounts of $22,500 and $62,000, respectively.

c) Short term loan payable

We received $5,000 via issuance of a demand loan from ABH, carrying a 10% interest rate. At March 31, 2017, interest in the amount of $49 had been accrued on the outstanding balance.

d) Redeemable convertible promissory notes

In March 2017 we issued a $35,000, 10% redeemable convertible promissory note to Tim Pappas, one of our founding shareholders. Subsequent to March 31, 2017, we issued four (4) additional redeemable convertible promissory notes in the aggregate principal amount of $128,700. All notes are convertible into our common stock at a 60% discount, and mature on February 28, 2018.

In March 2017, we issued a $35,000 redeemable convertible promissory note to Willis Ryan, one of our founding shareholders and joint venture partner. Subsequent to March 31, 2017, we issued another redeemable convertible promissory note in the principal amount of $50,000. Both notes are convertible into our common stock at a 60% discount, and mature on February 28, 2018.

Because there was no market price for our common stock on the date of the note, we recognized a beneficial conversion feature of $70,000 as a discount on the notes issued in March 2017. The discount is being amortized as additional interest over the life of the note. At March 31, 2017, the unamortized discount is $65,674.

We evaluated the conversion features embedded in the two notes payable issued in March 2017 described above for derivative accounting in accordance with ASC 815-40, Derivatives and Hedging embedded in the notes payable for derivative accounting in accordance with the criteria for classification in shareholders’ equity.

(6) INCOME TAXES

We recognize deferred tax assets and liabilities for the tax effects of differences between the financial statements and tax basis of our assets and liabilities. A valuation allowance is established to reduce the deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

The components of our income tax (benefit) provision related to continuing operations are as follows at March 31, 2017:

Current (benefit) expense	$-
Deferred tax (benefit)	$-
Total (benefit) expense for income taxes	$-

Our effective income tax (benefit) expense differs from the statutory federal income tax rate of 35% at March 31, 2017 as follows:

Tax (benefit) provision on net income before income taxes	-14.17%
Effect of state taxes (net of federal effects)	-0.06%
Increase in valuation allowance	0.22%
Net tax provision	0.00%

We record a valuation allowance to reduce deferred tax assets it, if, based on the weight of the available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. In determining the need for a valuation allowance, an assessment of all available evidence both positive and negative was required. We recorded a valuation allowance of $444 in 2017.

In accordance with the provisions of ASC 740: Income Taxes, We record a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. At March 31, 2017, we have no liabilities for uncertain tax positions. We continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

F-10

SOCIAL INVESTMENT HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

(7) STOCKHOLDERS EQUITY

At March 31, 2017, we have 100,000,000 shares of par value $0.0001 common stock authorized and 7,500,000 issued and outstanding.

On February 1, 2017, we issued 7,500,000 shares of common stock in exchange for services valued at $7,500 as founders stock.

(8) CONCENTRATIONS OF CREDIT RISK

a) Cash

We maintain its cash in bank deposit accounts, which may, at times, may exceed federally insured limits. We did not have cash balances in excess of FDIC insured limits at March 31, 2017.

(9) COMMITMENTS AND CONTINGENCIES

a) Other

We may be subject to asserted claims and liabilities that arise in the ordinary course of business. We maintain insurance policies to mitigate potential losses from these actions. In the opinion of management, the amount of the ultimate liability with respect to those actions will not materially affect our financial position or results of operations.

(10) SUBSEQUENT EVENTS

a) Short term loan from related party

In April, 2017, we repaid the $5,000 related party loan.

b) Short term loan to related party

In May 2017 we provided a $22,500 short term loan to a related party. This loan carries a 10% interest rate and is due on April 30, 2018.

In June 2017 we provided a $62,000 short term loan to a related party. This loan carries a 10% interest rate and is due on May 31, 2018.

Between April 1, 2017 and June 30, 2017, the related party drew an additional $86,500 on the line of credit.

F-11

SOCIAL INVESTMENT HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

c) Redeemable convertible promissory notes

In June 2017, we issued a redeemable convertible promissory note with a third party in the amount of $25,731. This note carries an interest rate of 10%, matures on February 28, 2018 and is convertible into our common stock at a 60% discount to the trading price of the quoted market price of our common stock. In the event of default, the default interest rate becomes 15% and the default conversion rate becomes a 65% discount to the trading price of the quoted market price of our common stock.

In June 2017, we issued a redeemable convertible promissory note with a third party in the amount of $44,769. This note carries an interest rate of 10%, matures on February 28, 2018 and is convertible into our common stock at a 60% discount to the trading price of the quoted market price of our common stock. In the event of default, the default interest rate becomes 15% and the default conversion rate becomes a 65% discount to the trading price of the quoted market price of our common stock

d) Redeemable convertible promissory notes with related parties

In April, May and June 2017 we issued four 10% redeemable convertible promissory notes totaling $128,700 to Tim Pappas, one of our founding shareholders. All notes are convertible into our common stock at a 60% discount, and mature on February 28, 2018.

In June 2017, we issued a $50,000 redeemable convertible promissory note to Willis Ryan, one of our founding shareholders and joint venture partner. This note is convertible into our common stock at a 60% discount, and mature on February 28, 2018.

e) Material contracts

Subsequent to March 31, 2017, we entered into the following agreements. The formation of some or all of the joint venture entities described below are conditional upon us obtaining sufficient funding from a contemplated initial public offering of securities of up to $25,000,000:

On May 10, 2017, we entered into an agreement with Alternate Energy Technologies, Inc. to form a new entity designed to manufacture flat-plate, solar thermal collectors and provide turnkey commercial solar water heating solutions and pre-engineered residential systems. We committed to invest $5,000,000 for an 81% ownership interest in the joint venture.

On May 10, 2017, we entered into an agreement with Eurena’s Fashions International, Inc. to form a new entity designed to sew, manufacture and train entrepreneurs in the sewing and manufacturing of consumer products. We committed to invest $100,000 for an 81% ownership interest in the joint venture.

F-12

SOCIAL INVESTMENT HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

On May 11, 2017, we entered into an agreement with H. Patrick Range, d/b/a Range Funeral Home, Inc. to form a new entity designed to perform manufacturing, crematorium services, sale and delivery of burial vaults along with providing graveside services for a consortium of funeral homes and churches. We committed to invest $600,000 for a 20% ownership interest in the joint venture.

On May 11, 2017, we entered into an agreement with Ryan Millennium Group, Inc. to form a new entity designed to provide construction and construction management services. We committed to invest $1,000,000 for a 51% ownership interest in the joint venture.

On May 15, 2017, we entered into an agreement with People Helping Each Other, Incorporated (“PHEO”) to form a new entity designed to develop and commercialize 574,000 hectors of timber concessions located in the Democratic Republic of the Congo held by Holdings Enterprise Durables, an entity owned by PHEO. We committed to invest up to $6,500,000 for up to an 81% ownership interest in the joint venture. The eventual ownership interest will be pro rata to the amount invested.

On May 23, 2017, we entered into an agreement with National Black Network Radio and Television, Inc. to form a new entity designed to provide content through radio, television, the internet, newspapers and magazines. We committed to invest up to $1,100,000 for an 81% ownership interest in the joint venture.

On May 23, 2017, we entered into an agreement with TMT Auto Clinic, Inc. to form a new entity to create automotive, vocational technical training centers in minority communities around the country. We committed to invest $1,000,000 for an 81% ownership interest in the joint venture.

On May 24, 2017, we entered into an agreement with Madison Lily, LLC to form a new entity designed to manufacture, sell and deliver convenient baby bags for utensils necessary for the sanitary upkeep of babies from birth to approximately 18 months old under the trade name Mommy Clutch. We committed to invest up to $100,000 for an 81% ownership interest in the joint venture.

On May 24, 2017, we entered into an agreement with 3N Business Group Inc. to form a new entity designed to establish and operate call center services. We committed to invest $104,000 for an 81% ownership interest in the joint venture.

On May 30, 2017, we entered into an agreement with Iona Management Group to form a new entity designed to execute on a current timber concession, pursue other global timber opportunities and for the expansion of the IMG project management business model. We committed to invest $1,200,000 for a 81% ownership interest in the joint venture.

On June 6. 2017, we entered into an amended agreement to acquire a historic landmark building located in Cedar Key, FL. We intend to form a new entity to establish and operate a “bed and breakfast” on this property. We committed to purchase this property for $250,000.

On June 12, 2017, we entered into an agreement with Dunns-Josaphine, LLC to form a new entity designed to finance the development/renovation/operation of an existing historic landmark hotel in Miami, FL. We committed to invest $500,000 for a 25% ownership interest in the joint venture.

F-13

PART III

Index to Exhibits/Description of Exhibits

* 2.1 (A)	ARTICLES OF INCORPORATION
* 2.1 (B)	AMENDMENT TO ARTICLES OF INCORPORATION
* 2.2	BYLAWS
* 4.1	SUBSCRIPTION AGREEMENT
* 6.1	3N BUSINESS GROUP JOINT VENTURE AGREEMENT
* 6.2	ALTERNATE ENERGY TECHNOLOGY JOINT VENTURE AGREEMENT
* 6.3	DUNNS-JOSEPHINE JOINT VENTURE AGREEMENT
* 6.4	EURENAS FASHIONS JOINT VENTURE AGREEMENT
* 6.5	IONA MANAGEMENT JOINT VENTURE AGREEMENT
* 6.6	MADISON LILY JOINT VENTURE AGREEMENT
* 6.7	NATIONAL BLACK NEWS RADIO JOINT VENTURE AGREEMENT
* 6.8	PEOPLE HELPING EACH OTHER JOINT VENTURE AGREEMENT
* 6.9	RANGE FUNERAL HOME JOINT VENTURE AGREEMENT
*6.10	RYAN MILLENNIUM JOINT VENTURE AGREEMENT
* 6.11	TINA WILLIAMS/ ROSEWOOD REAL ESTATE PURCHASE CONTACT
* 6.12	TMT AUTO CLINIC JOINT VENTURE AGREEMENT
* 8.1	ESCROW AGREEMENT
11.1	AUDITOR CONSENT
* 12.1	LEGAL OPINION
* 15.1	INVEST NOW BUTTON SCREENSHOTS
* 15.2	WEBSITE SCREENSHOTS
* 15.3	VIDEO DRAW SCRIPT
* 15.4	WEBSITE INTERVIEW VIDEO SCRIPTS

_________

* Previously filed and not filed herewith

E-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certiﬁes that it has reasonable grounds to believe that it meets all of the requirements for ﬁling on Form 1-A and has duly caused this associated Pre-Effective Amendment No. 1 to this O ffering S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on August 30, 2017.

SOCIAL INVESTMENT HOLDINGS, INC.

/s/ Julius V. Jackson
Julius V. Jackson
President

Signatures/Title	Date

/s/ Tina W. Jonas	August 30, 2017
Tina W. Jonas
Executive Chairman

/s/ John E. Oxendine	August 30, 2017
John E. Oxendine
Chief Executive Officer and Director

/s/ Newall J. Daughtrey	August 30, 2017
Newall J. Daughtrey
Chief Financial Officer

/s/ N. Patrick Range Jr.	August 30, 2017
N. Patrick Range Jr.,
Director

/s/ Tim Pappas	August 30, 2017
Tim Pappas
Director

/s/ Rhodes Robinson	August 30, 2017
Rhodes Robinson
Director

/s/ Timothy M. Lane	August 30, 2017
Timothy M. Lane
Director

/s/ Patricia J. Braynon	August 30, 2017
Patricia J. Braynon
Director

/s/ Robert Curbelo	August 30, 2017
Robert Curbelo
Director

/s/ Richard Corrigan	August 30, 2017
Richard Corrigan
Director

E-2